UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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TCF Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TCF FINANCIAL CORPORATION
200 Lake Street East, Mail Code EX0-03-A
Wayzata, MN 55391-1693
(612) 661-6500

March 16, 2005

Dear Stockholder:

You are invited to attend TCF Financial Corporation’s Annual Meeting of Stockholders which will be held at the Sheraton Minneapolis West Hotel, 12201 Ridgedale Drive, Minnetonka, Minnesota, on April 27, 2005, at 10:00 a.m. local time.

At the Annual Meeting you will be asked to elect five Directors, to re-approve the Directors Stock Program for an additional ten years, and to give an advisory vote on the Audit Committee’s choice of independent registered public accountants.  The Board of Directors recommends that you vote “FOR” all Directors and proposals.

Your vote is important, regardless of the number of shares you own.  I urge you to vote now, even if you plan to attend the Annual Meeting.  You can vote your TCF shares by Internet, by phone, or by mail.  Follow the instructions on the enclosed proxy card.  (Internet or telephone voting actually costs TCF less than voting by mail, so I encourage you to consider it!)  If you receive more than one proxy card, please vote each card.  Remember, you can vote in person at the Annual Meeting even if you vote now by Internet, telephone, or mail.

Sincerely,

William A. Cooper
Chairman and Chief Executive Officer

TCF FINANCIAL CORPORATION
200 LAKE STREET EAST, MAIL CODE EX0-03-A
WAYZATA, MN 55391-1693
(612) 661-6500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 27, 2005

The Annual Meeting of Stockholders of TCF Financial Corporation is scheduled as shown below:

Date:	April 27, 2005
Time:	10:00 a.m. local time
Place:	Sheraton Minneapolis West Hotel
12201 Ridgedale Drive
Minnetonka, MN 55305

Meeting Agenda

1.               Elect five Directors, each for a three-year term expiring in 2008,

2.               Re-approve Directors Stock Program for an additional ten years,

3.               Advisory vote on the appointment of KPMG LLP as independent registered public accountants for the fiscal year ending December 31, 2005, and

4.               Other business properly brought before the Annual Meeting, if any.

You are entitled to vote at the Annual Meeting if you owned TCF Financial common stock on March 1, 2005.

Please vote the enclosed proxy card now even if you plan to attend the Annual Meeting.  You can vote via the Internet or telephone (follow the instructions on the enclosed proxy card) or you can vote by regular mail by returning your completed proxy card(s) in the enclosed return envelope.  As described under the caption “About the Meeting” in the proxy statement, if you do attend the Annual Meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors

William A. Cooper
Chairman and Chief Executive Officer

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES NOW. YOU CAN VOTE BY INTERNET OR TELEPHONE OR YOU CAN RETURN YOUR PROXY CARD(S) TO US IN THE ENCLOSED RETURN ENVELOPE.

Wayzata, Minnesota
March 16, 2005

TCF FINANCIAL CORPORATION
200 LAKE STREET EAST, MAIL CODE EX0-03-A
WAYZATA, MN 55391-1693
(612) 661-6500

PROXY STATEMENT

The Board of Directors (the “Board”) of TCF Financial Corporation (“TCF Financial”, “TCF”, or the “Company”) requests your proxy for the Annual Meeting of Stockholders (the “Annual Meeting” or “Meeting”).  The proxy is being solicited on behalf of the Board and TCF Financial.  The Annual Meeting is scheduled as shown below:

Date:	April 27, 2005
Time:	10:00 a.m. local time
Place:	Sheraton Minneapolis West Hotel
12201 Ridgedale Drive
Minnetonka, MN 55305

The mailing address of the principal executive offices of TCF Financial appears at the top of this page.

This proxy statement and the accompanying form of proxy were mailed on approximately March 16, 2005.  There were 135,872,063 shares of TCF Financial’s Common Stock (“TCF Stock”) outstanding as of March 1, 2005 (the “Record Date”).  There were approximately 9,815 registered stockholders that owned TCF Stock of record as of that date.

ABOUT THE MEETING

What Proposals are on the Agenda for the Annual Meeting?  Assuming a quorum is present, the proposals on the agenda are:

1.     Elect five Directors, each for a three-year term expiring in 2008.

2.     Re-approve Directors Stock Program for an additional ten years.

3.               Advisory vote on the appointment of KPMG LLP as independent registered public accountants for the fiscal year ending December 31, 2005.

What is the Vote Required for Approval?  For the election of Directors, the five candidates who receive the most votes (a plurality) are elected.  Abstentions and broker non-votes will have no effect on the voting for the election of Directors.  For the re-approval of the Directors Stock Program, the affirmative vote of the majority of the shares present in person or by proxy at the Meeting and entitled to vote on the proposal (assuming the presence of a quorum) is required for approval.  The vote on Proposal 3, retaining KPMG as our independent registered public accountants, is merely advisory with no approval criteria.

How is a Quorum Determined?  A majority of the shares of TCF Stock outstanding as of the Record Date must be present in person or by proxy at the Annual Meeting in order to have a quorum.  Broker votes of your shares are counted toward the quorum requirement.  If you vote by proxy before the Meeting but decide to abstain on one or more proposals, you are counted as being present at the Meeting and your vote counts toward the quorum requirement but will not be deemed to have been voted in favor of the proposal(s).

Who is Permitted to Vote at the Annual Meeting?  You are entitled to vote at the Annual Meeting if you owned common stock of TCF Financial (“TCF Stock”) on March 1, 2005 (the “Record Date”).  Each share of stock you own as of the Record Date entitles you to one vote on each proposal at the Annual Meeting.

How do I (as a Stockholder) Vote?  If your shares of TCF Stock are registered in your name, you can vote at this time (in advance of the Meeting) by using one of these three options: (1) by Internet; (2) by telephone; or (3) by mail.  If you want to vote by Internet or telephone, follow the instructions on your enclosed proxy card.  If you want to vote by mail, please mark the enclosed proxy card(s) with your instructions and then sign, date and return the card(s) to us in the enclosed return addressed envelope.  To avoid confusion, please do not vote both by Internet or telephone and mail.  The proxies will vote your shares as “for,” “against,” “abstain,” etc., on each proposal as you instruct them to.  If you return your signed proxy card, but do not give any instructions, they will vote “FOR” all proposals.  If any other business comes before the Meeting (and on certain other matters as listed on the accompanying proxy card), they will vote your proxy according to their own judgment.  You can also vote at the Meeting.  If your shares are registered in your name, you can bring a completed and signed proxy card and turn it in.  If your shares are held in “street name”, such as by a broker, you will receive instructions from your broker describing how to vote your shares.

Once I have Voted My Proxy, May I Revoke It and Vote At The Meeting?  Yes, your proxy is revocable and is automatically revoked if you submit a new vote.  You can vote your shares at the Meeting by written ballots available at the Meeting, even if you voted them in advance by proxy.  However, if your shares are held in “street name” by a stock brokerage firm or other institution, you must have a proxy from them in your name.

Who Pays for the Expenses of This Proxy Solicitation?  Solicitation is being done by mail and through assistance of a professional solicitor, Innisfree M & A Incorporated (“Innisfree”).  Innisfree’s contract provides its fees will be $13,000.  TCF Financial is paying all costs of solicitation.

Will My Broker Vote My Shares if I Do Not Vote?  Under the rules of the New York Stock Exchange, Inc. (“NYSE”), brokers who hold your shares in the brokerage firm’s account (in “street name”) have the authority to vote shares for which they do not receive instructions on Proposal 1 (Election of Directors) and Proposal 3 (Advisory Vote on Independent Public Accountants) but not on Proposal 2 (Renewal of Directors Stock Program).  If you wish to vote shares held in street name at the Meeting, you should contact your broker before the Meeting to obtain a proxy form in your name.

What is the Effect of Broker Non-Votes?  A “broker non-vote” occurs when your broker or other institution holding title to your shares as your nominee (in “street name”) does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from you.  If a broker returns a “non-vote” proxy, then the shares covered by such a “non-vote” proxy will be counted as present for purposes of determining a quorum but will not be counted in determining the outcome of the vote on that matter at the Annual Meeting.  The proposal to re-approve the Directors Stock Program is a “non-discretionary” item and may not be voted on by a broker absent specific voting instructions from you.

May Stockholders Submit Proposals or Nominate Directors for This Meeting?  The deadline for submitting proposals or nominations was ten days after TCF Financial provided public notice of the Annual Meeting date.  No stockholder nominations or proposals were submitted by that date.

What is TCF’s Policy on Stockholder Nominations?  The Compensation/Nominating/Corporate Governance Committee of the Board is responsible for Director nominations.  This Committee consists entirely of independent Directors as determined by the Board under applicable rules.  The Committee’s charter is available at www.TCFExpress.com (click on “About TCF”, then click on “Corporate Governance”) or may be obtained from TCF’s Corporate Secretary at the TCF address on page 1.  The Committee will seek out nominees for new Directors as vacancies become available using the following criteria:  A majority of the Directors must be independent, as determined by the Board under applicable rules; Nominees shall possess expertise in general business matters and in such other areas as are relevant to Committees on which they are expected to serve (such as financial expertise, for Directors expected to serve as Audit Committee members); and Nominees shall be individuals with the background, character, skills and expertise such that they will meaningfully contribute to the success of the Company and its operations.  Stockholders may submit nominations to the Committee for consideration at next year’s Annual Meeting prior to the deadlines set forth on page 27.  Any such nomination should include the information specified in Article II, Section 13 of the Bylaws, a copy of which may be obtained from the Corporate Secretary at the TCF address on page 1.  Nominations should be mailed to the attention of the Compensation/Nominating/Corporate Governance Committee c/o TCF’s Corporate Secretary at the TCF address on page 1.  The Committee will evaluate all recommended nominees based on the criteria set forth above, and especially based on whether they will meaningfully contribute to the success of the Company and its operations. TCF has not, to date, paid any fees to any firm in connection with locating or nominating any Director candidates.

PROPOSAL 1:  ELECTION OF DIRECTORS

The Nominees listed below are proposed for election as Directors in Class III for a three-year term expiring in 2008.  Unless instructed otherwise on the proxy card, all proxies received will be voted in favor of the Nominees listed in the following chart.  All Nominees agree they will serve if elected.  If any Nominee becomes unable to serve prior to the Annual Meeting, the person to whom your proxy gives the voting rights (William A. Cooper and/or Gregory J. Pulles) will vote for a replacement nominee.

Name	Position(s) with TCF Financial:	Age	Director Since *
NOMINEES FOR ELECTION AS DIRECTORS
Class III – Term Expires 2008
Rodney P. Burwell	Director	66	2000
William A. Cooper	Director, Chairman and Chief Executive Officer	61	1987
Thomas A. Cusick	Director	60	1988
Peter L. Scherer	Director	41	2003
Douglas A. Scovanner.	Director	49	2004

The Board Unanimously Recommends that You Vote “For” All Nominees.

DIRECTORS WHOSE TERMS DO NOT EXPIRE IN 2005
Class I – Term Expires 2006
William F. Bieber	Director	62	1997
John M. Eggemeyer III	Director	59	1994
Robert E. Evans	Director	69	1990
Gerald A. Schwalbach	Director	60	1999

Class II – Term Expires 2007
Luella G. Goldberg	Director	68	1988
George G. Johnson	Director	62	1998
Lynn A. Nagorske	Director and President	48	1995
Ralph Strangis	Director	68	1991

*  Excludes Director service with subsidiaries, predecessor companies or companies merged with TCF Financial.

Information About Directors and the Board.  The Board is divided into three classes of equal (or close to equal) size.  Directors serve three-year terms, with one class being elected each year.  The number of Directors on the Board at any given time may range from seven to twenty-five.  Within these limits, the Board sets the number of Directors from time to time.   Pursuant to TCF Financial’s policy on Director retirement, Director Thomas J. McGough will retire from the Board effective with the Annual Meeting.  Except for information on Mr. McGough’s participation on the Board and Committees during 2004, and his beneficial ownership of TCF Stock, information on Mr. McGough is omitted from this proxy statement.

What Is The Board’s Recommendation On Voting For Directors?  The Board unanimously recommends that TCF Financial stockholders vote “For” all the Nominees listed above.

BACKGROUND  OF THE NOMINEES AND OTHER DIRECTORS

The following describes the last five years (or longer) of business experience of the Nominees up for election as well as the other Directors whose terms do not expire this year.  There is no family relationship between any of the Nominees, Directors or executive officers of TCF Financial.  TCF National Bank (“TCF Bank”) is a wholly-owned national bank subsidiary of TCF Financial.

NOMINEES FOR ELECTION AT THIS MEETING

RODNEY P. BURWELL was elected to the Board of TCF Financial in 2000.  He is the founder of Xerxes Corporation, a leading manufacturer of structural fiberglass products.  Mr. Burwell is the owner of the Silvertree Hotel in Snowmass Village, Colorado and the Madison Concourse Hotel in Madison, Wisconsin.  Mr. Burwell’s other businesses include C&B Investments, which operates a group of John Deere agricultural dealerships; and Pace Analytical Services, Inc., an analytical testing company.  Mr. Burwell is the Chairman of the Board of Fairview Health Services, and a member of the Board of Trustees at The University of St. Thomas, Opus Northwest, IDS Life Series Fund, Inc., American Centurion Life Assurance Company, and IDS Life Insurance Company of New York.

WILLIAM A. COOPER has been Chairman of the Board of TCF Financial since its formation in 1987.  Mr. Cooper has also been Chief Executive Officer of TCF Financial since 1987 and was Chief Executive Officer of TCF Bank until 1993.  Mr. Cooper serves on the Boards of Directors of the Friends of Ascension School, the Providence Academy, and School Start.  Mr. Cooper has been a Director of TCF Financial since its formation in 1987 and of TCF Bank since 1985.

THOMAS A. CUSICK has been a Director of TCF Financial since 1988.  He was Chief Operating Officer of TCF Financial from 1997 – 2002 and Vice Chairman from 1993 – 2002.  Prior to 1993, he had been President of TCF Financial since its formation in 1987.  Mr. Cusick also served as Chief Executive Officer of TCF Bank Minnesota from 1993 – 1996.  Mr. Cusick is past Chairman of the Savings League of Minnesota and is a past member of the Board of Trustees of the College of St. Benedict.  Mr. Cusick retired as an executive of TCF Financial effective in 2002, but continues as a Board member.  Mr. Cusick also serves as a Director of Chronimed Corp. and First Florida Bank, which is headquartered in Naples, Florida.

PETER L. SCHERER was elected as a Director of TCF Financial Corporation in 2003.  Mr. Scherer has been President and CEO of Scherer Bros. Lumber Co., a Minnesota-based retailer and manufacturer of residential building products, since 1995.  He also serves as CEO of Alpine Capital, LLC and New Brighton Capital, LLC, residential construction finance companies, as Chief Partner of Albertville Investments, LLC and as President of S.B. General Partner, Inc., the general partner of Scherer Limited Partnership.

DOUGLAS A. SCOVANNER was elected as a Director of TCF Financial Corporation in June 2004.  Mr. Scovanner has been Executive Vice President and Chief Financial Officer of Target Corporation since 2000.  He was Senior Vice President and Chief Financial Officer of Target Corporation from 1994 – 2000.  Before joining Target Corporation, he was Senior Vice President of Finance for Fleming Companies, Inc.  He also served as Vice President and Treasurer of Coca-Cola Enterprises, as well as various positions with The Coca-Cola Company.  He is a Trustee of the Darden School Foundation for the Darden Graduate School of Business Administration at the University of Virginia.  He also serves on the Executive Committee of the Minnesota Orchestral Association as a Vice Chairman, and is on the Board (member and past Chairman) of the Greater Metropolitan Housing Corporation.

OTHER DIRECTORS (NOT NOMINEES AT THIS MEETING)

WILLIAM F. BIEBER has been a Director of TCF Financial since 1997.  Mr. Bieber is Chairman of the Board and owner of Acrometal Companies, Inc., a Minnesota-based organization supplying various products to the commercial and industrial marketplace.  In addition, Mr. Bieber is the owner and President of Acrometal Management Corporation, and owner of AcroTech Industries, Inc., a Texas-based operation supplying various products and services to the commercial and industrial marketplace.  Mr. Bieber is currently a member of the World Presidents’ Organization and the Minnesota Executives’ Organization.  He is a past President of the Board of Directors of Hammer Residences, Inc., and a member of the Dunwoody Institute Board of Trustees.  Mr. Bieber is a past President and Trustee of the Washburn Child Guidance Center and a former cabinet member to the Minneapolis United Way.

JOHN M. EGGEMEYER III is the founder and Chief Executive of Castle Creek Capital LLC and Castle Creek Financial LLC (previously Belle Plaine Financial LLC), two companies which together form a merchant banking organization serving the banking industry.  Mr. Eggemeyer also serves as Chairman of the Board of First Community Bancorp and First National Bank of San Diego.  In addition, he is Chairman and Chief Executive Officer of Union Acceptance Corporation and Centennial Bank Holdings, Inc. and is a Trustee of American Financial Realty Trust.  He has been a Director of TCF Financial since 1994.

ROBERT E. EVANS has been a Director of TCF Financial since 1990, and was elected Vice Chairman of TCF Financial in 1993.  He was President and Chief Operating Officer of TCF Bank from 1987 to 1993.  Mr. Evans retired as an executive from TCF Financial and TCF Bank effective in 1998 but continues as a Board member.

LUELLA  G. GOLDBERG has been a Director of TCF Financial since 1988.  She has been a Director of Hormel Foods Corporation since 1993, and served as a Director of Reliastar Financial Corp. from 1976 until 2000.  In 2001, she was elected to the Supervisory Board of ING Group, Amsterdam, the Netherlands, which acquired Reliastar Financial Corporation in 2001.  Ms. Goldberg served as Chair of the Board of Trustees of Wellesley College from 1985 to 1993.  From July 1993 to October 1993, Ms. Goldberg served as acting President of Wellesley College and now serves as a Trustee Emerita.  Ms. Goldberg is also a past Chair of the Minnesota Orchestral Association and the University of Minnesota Foundation.  In addition, she became a Director of Communications Systems, Inc. in 1997, and of Hector Communications  Corporation in 2002.

GEORGE G. JOHNSON has been a Director of TCF Financial since 1998.  He is Managing Director of George Johnson & Company, a Certified Public Accounting firm.  Mr. Johnson is an Executive Board Member of the Detroit Institute of Arts, Detroit Zoological Society, and the Wayne State University Richard Austin Scholarship Fund.  Mr. Johnson is also an advisor for the Black United Fund of Michigan, Inc.  Mr. Johnson serves as a Board Member for the Detroit Regional Chamber of Commerce, the Detroit Symphony Orchestra, Wayne State University Business School Board of Visitors, and Detroit Public Television.  Mr. Johnson is a Certified Public Accountant.

LYNN A. NAGORSKE was designated by the Board in January 2005 as the person to succeed William A. Cooper as Chief Executive Officer upon Mr. Cooper’s retirement at the end of 2005.  Mr. Nagorske has been the Chief Operating Officer of TCF Financial since 2002.  He has been President of TCF Financial since 1993 and a Director of TCF Financial since 1995.  He has also held various other positions with TCF Financial and TCF Bank:  Chief Executive Officer of TCF Bank (1997 – 1999); and Treasurer (Principal Financial Officer) of TCF Financial (1987 – 1995).  Mr. Nagorske is currently a member of the Young President’s Organization.  Mr. Nagorske is also a past Treasurer and Director for the Science Museum of Minnesota, the Minnesota State University – Mankato Foundation, the Greater Minneapolis Chamber of Commerce, and the Minnesota Orchestral Association.

GERALD A. SCHWALBACH  has served as a Director of TCF Financial since 1999.  Mr. Schwalbach is currently the Chairman of the Board of Spensa Development Group, LLC, and related companies, all of which are engaged in the real estate business.  Prior to June 30, 2003, Mr. Schwalbach was Chairman of the Board of Two S Properties, Inc., Superior Storage I, LLC, and related companies.  Since 1997, he has been a Director of C.H. Robinson Worldwide, Inc., a logistics and transportation company.  He was a Director of BORN Information Systems, Inc., a computer consulting firm, from 1998 to 2004.

RALPH STRANGIS is a founding member of the Minneapolis law firm of Kaplan, Strangis and Kaplan, P.A. established in 1978.  Mr. Strangis is also a director of Exante Bank, Inc., an affiliate of UnitedHealth Group; Allianz Life Insurance Company of North America; and Banking Corporation of Florida, the holding company for First Florida Bank.  Mr. Strangis is a Trustee of the Minneapolis Institute of Arts.  He has been a Director of TCF Financial since 1991.

Committee Memberships.  The business, property and affairs of TCF Financial are managed by or under the direction of the Board.  The Board met four times in 2004.  All Board members are encouraged to attend Committee meetings.  The following chart identifies the standing Board Committees (those which meet regularly) including those with audit and compensation responsibilities, the members of each standing Committee and the number of meetings held in 2004.  In addition, there was a duly-elected Executive Committee of the Board consisting of William Cooper, Thomas McGough, Ralph Strangis, and Luella Goldberg; however the Executive Committee did not meet during 2004.  The Board of Directors has affirmatively determined that all members of the Audit Committee and the Compensation/Nominating/Corporate Governance Committee are independent.  (See pages 7-8 of this proxy statement.)

Committee Name	Members	Principal Responsibilities	Number of Meetings
Audit	George G. Johnson, Ch.* Robert E. Evans Luella G. Goldberg Peter L. Scherer Gerald A. Schwalbach* Douglas A. Scovanner* **	• Relations with internal and external accountants • Reviewing audit functions and controls • Reviewing financial reporting • Reviewing asset quality • Overseeing compliance	Four

Shareholder Relations/De Novo Expansion Committee	Ralph Strangis, Ch. William F. Bieber Rodney P. Burwell Thomas A. Cusick John M. Eggemeyer III Luella G. Goldberg Thomas J. McGough Gerald A. Schwalbach Peter L. Scherer Douglas A. Scovanner**

•  Reviewing De Novo banking strategy

•  Reviewing criteria to select branch sites

•  Reviewing branch profitability

•  Reviewing stock buyback program

•  Reviewing stock dividend recommendations

•  Reviewing merger and acquisition activity

•  Increasing stockholder value

Five

Compensation/ Nominating/Corporate Governance	Thomas J. McGough, Ch. William F. Bieber Rodney P. Burwell John M. Eggemeyer III Luella G. Goldberg Gerald A. Schwalbach	• Recommending and approving personnel-related items • Awarding stock and option grants • Executive compensation • Director nominations • Corporate Governance supervision	Five

*	Mr. Johnson, Mr. Scovanner, and Mr. Schwalbach have been designated as Audit Committee financial experts.
**	Mr. Scovanner has served on the Audit Committee since June 1, 2004, and on the Shareholder Relations/De Novo Expansion Committee since July 19, 2004.

Director Attendance.  During 2004 all Directors attended at least 75% of the meetings of the Board and of the committees on which they serve.  TCF expects Directors to attend the Annual Meeting if their schedules permit.  The general practice on Board attendance at the Annual Meeting has been that the Directors standing for election attend the Meeting, as well as others whose schedules permit them to attend.  Ten Directors attended the 2004 Annual Meeting.

Corporate Governance.  TCF has adopted the following corporate governance documents which are available at the Corporate Governance section of TCF’s website: Corporate Governance Guidelines; Compensation/Nominating/Corporate Governance Charter; Audit Committee Charter; Audit Complaint Policy; Code of Ethics Policy; Code of Ethics for Senior Financial Management; Stockholder Communications with Directors; and Stockholder Nominations.  Copies of these documents are available from the Corporate Secretary at the TCF address on page 1 of this proxy statement or from the Corporate Governance section of TCF’s website at www.TCFExpress.com (click on “About TCF”, then click on “Corporate Governance”).  The Corporate Governance Guidelines provide that the composition of the Board of Directors and Committees of the Board will meet all requirements of the NYSE and the Securities and Exchange Commission (“SEC”) and that the Company may adopt specific guidelines to implement those requirements from time to time.

How Does the Board Determine Which Directors Are Independent?  NYSE Rule 303A (the “NYSE Rule”), relating to corporate governance and director independence, requires the Board of Directors of TCF (and all other NYSE-listed companies) to have a majority of independent Directors, and requires the Board to make an affirmative determination that a Director has “no material relationship” with TCF in order for the Director to qualify as independent.  The NYSE Rule identifies certain transactions or relationships which automatically disqualify a director from being independent.  In the case of transactions or relationships with a director’s business, annual payments of more than the greater of $1,000,000 or 2% of the gross revenues of the director’s business are automatically disqualifying.  In January 2004 the Board of Directors adopted the following categorical standards, as permitted by the NYSE Rule, for determining whether a Director has a material relationship with TCF:

•                  Regulation O-approved Commercial Loans from TCF Bank to a Director’s Business.  Loans from TCF Bank or a subsidiary to a Director’s company are not material if they are not automatically disqualifying under the NYSE Rule, are subject to approval under Regulation O of the Federal Reserve Board, and TCF has not classified them as being in default.

•                  Transactions or Relationships Not Requiring Specific Disclosure in TCF’s Proxy Statement.  Transactions or relationships between TCF and a Director and/or the Director’s business and TCF are not material if they are not automatically disqualifying under the NYSE Rule, and the amounts are not large enough that the amounts are required to be disclosed to stockholders in TCF’s proxy statement under regulations of the SEC.

•                  Retail Banking Relationships: Home Mortgages, Consumer Loans and Retail Deposit Accounts.  Home mortgages, consumer loans and retail deposit accounts at TCF for a Director or immediate family members of the Director are not material if they are not automatically disqualifying under the NYSE Rule and are on ordinary retail consumer terms and conditions.

•                  Stockholder Ownership under 10%; Limited Partnerships.  A Director’s ownership of less than 10% equity interest in a company, or a limited partnership interest in a company, is not sufficient to cause the company to be considered as an indirect interest of the Director for purposes of determining material business relationships between the Director and TCF.

Starting in November 2004, the NYSE evaluation of director independence is based on a three-year look-back period.  On the basis of the foregoing categorical standards and review of the transactions and relationships between Directors and TCF over the years 2002-04, the Compensation/Nominating/Corporate Governance Committee and the Board of Directors affirmatively determined in January 2005 that the following Directors have no material relationship with TCF and are considered to be independent:  Mr. Bieber, Mr. Burwell, Mr. Eggemeyer, Mr. Evans, Ms. Goldberg, Mr. Johnson, Mr. McGough, Mr. Scherer, Mr. Schwalbach, Mr. Scovanner, and Mr. Strangis.  For all the foregoing Directors except Mr. Strangis, the Board’s determination was based on the determination that all transactions were covered by one or more of the categorical standards the Board has approved.  For Mr. Strangis, the Board’s determination included a specific review and determination that certain transactions were not material, as described in the following paragraphs.  The Board of Directors determined that the following Directors are not independent:  Mr. Cooper (currently TCF’s Chairman and Chief Executive Officer), Mr. Nagorske (currently TCF’s President and Chief Operating Officer), and Mr. Cusick (TCF’s Chief Operating Officer until his retirement in 2002), because current executives and recently-retired executives are deemed to be non-independent under the NYSE Rule.

Certain Relationships and Related Transactions – What Related Party Transactions Included Directors?  During 2002-04, TCF had certain transactions or business relationships with certain Directors, all of which the Board of Directors determined to be not material, including but not limited to the following:

The firm of Kaplan, Strangis and Kaplan, P.A. provides legal services to TCF (including its subsidiaries).  Total fees received by Kaplan, Strangis and Kaplan, P.A. in each of the years 2002-04 were not large enough to require disclosure under regulations of the SEC.  Ralph Strangis is a member of the firm of Kaplan, Strangis and Kaplan, P.A.  During 2002-04, CTS Corporate Travel Solutions (“CTS”) provided certain travel-related services to TCF (including its subsidiaries).  Grace Strangis, the spouse of Ralph Strangis, is an officer, director and minority stockholder of CTS.  Payments to CTS in each of the years 2002-03 were not large enough to require disclosure under regulations of the SEC, both separately and when combined with payments to and revenues of Kaplan,

Strangis and Kaplan, P.A.  In the year 2004, CTS received payments from TCF of $222,200 for travel-related services, which was 6.5% of CTS’ revenue.  When combined with payments to and revenues of Kaplan, Strangis and Kaplan, P.A., payments to CTS in 2004 were not large enough to require disclosure under regulations of the SEC.  The Board of Directors determined that the payments to CTS were not material and do not compromise Mr. Strangis’ independence as a Director because the amount is not significant and the percentage increase is due to ordinary fluctuations in the travel business volume of CTS.

Mr. Strangis is an organizer of Cooper State Bank, a state bank being organized under the laws of Ohio, of which Mr. Cooper will be a controlling shareholder.  Mr. Strangis and certain members of TCF management and board are expected to invest funds and become shareholders in the Bank, and certain members of TCF management are expected to be directors of the Bank.  The Board has determined that Mr. Strangis’ role as an organizer and his proposed investment in Cooper State Bank is not material and does not compromise his independence as a Director because these transactions are not with TCF, Cooper State Bank will not be a competitor of TCF (its market area does not overlap TCF’s), and Mr. Cooper is retiring as TCF’s Chief Executive Officer.

In 2002-04, TCF Bank or its subsidiaries had various commercial lending relationships with companies associated with Mr. Bieber, Mr. Burwell, Mr. Eggemeyer, Mr. Scherer, and Mr. Schwalbach.  These loans are of a type which is not prohibited under the Sarbanes-Oxley Act, the loan amounts are not prohibited by the NYSE Rule, and the amounts and details of the loans are not required to be disclosed in the proxy statement under regulations of the SEC.  All such loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.  In 2002-04, TCF Bank or its subsidiaries also had outstanding residential mortgage loans, deposit accounts (including overdraft lines of credit) and/or other retail consumer banking relationships with certain Directors and executive officers or family members of Directors and executive officers which were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, and did not involve more than the normal risk of collectability or present other unfavorable features.

Stockholder Communications with Directors.  TCF’s process for stockholders to communicate with Directors is as follows:  All stockholder communications should be in writing and sent to the Directors, or to a specified Director, c/o TCF’s General Counsel/Corporate Secretary at the TCF address on page 1.  A stockholder desiring to communicate directly with the non-management Directors should follow the same process, but address the communication to “Non-Management Directors of TCF.”  Each communication is required to include information allowing TCF to verify the sender and the sender’s status as a stockholder as well as contact information for the sender (address and phone number).  Only stockholders who have held TCF Stock for one year or longer will be entitled to communicate directly with Directors.  Communications requiring special expertise will be forwarded to the Chair of the relevant Board Committee.  All communications will be initially reviewed by an internal TCF response team which will screen the communication for appropriateness.  If the communication is deemed not viable, the team will notify the sender promptly.  For viable communications, the team will conduct research and provide it to the Director(s) to whom the communication is directed, along with the communication.  Directors will be advised of all communications received, including those deemed not viable, and all non-management Directors will receive a copy of any communication addressed to them.  Directors will generally respond to all viable communications within six months, although in some circumstances additional time may be required.

Regular Separate Non-Management Director Meetings.  The non-management Directors, all of whom except Mr. Cusick are independent under the NYSE Rule, meet independently in executive sessions on the same days as and immediately after the regularly scheduled meetings of the Board.  At each executive session a presiding Director is elected to serve as such.

Code of Ethics.  TCF has adopted a Code of Ethics for senior financial management (the “Senior Financial Management Code of Ethics”), and a code of ethics for officers, employees, and Directors generally (“Code of Ethics”), copies of which are available from TCF’s Corporate Secretary at the TCF address on page 1 of this proxy statement or from the Corporate Governance section of our website at www.TCFExpress.com (click on “About TCF”, then click on “Corporate Governance”).  Waivers to either Code will be posted on that website as well as changes or updated copies, as required.  To date, TCF has not issued any waivers to either Code.

Compensation Committee Interlocks and Insider Participation.  Directors who served on the Compensation Committee in 2004 were Messrs. McGough, Bieber, Burwell, Eggemeyer, Schwalbach, and Ms. Goldberg.  None of these Directors has ever served as an officer or employee of TCF or any of its subsidiaries.  Certain transactions between TCF and Directors Bieber, Burwell, Eggemeyer, and Schwalbach are disclosed earlier under the caption “Certain Relationships and Related Transactions – What Related Party Transactions Included Directors?” on page 7.

COMPENSATION OF DIRECTORS

•             Employee (“inside”) Directors receive no pay for Board service.

•             Non-employee Directors’ compensation consists of cash, stock grants, and a retirement plan.

•             Cash compensation (which may be deferred and invested in TCF Stock):

•                  Annual Retainer – $20,000; Committee Chairs receive an additional $20,000 annual retainer fee

•                  Board Meetings – $1,000/meeting

•                  Committee Meetings – $500/meeting ($1,000/meeting for Audit Committee members)

•             Stock Grant Program (as proposed for renewal at this Meeting):

•                  Periodically, but not more often than every three years, Directors receive TCF Stock grants equal to three times their annual base retainer: (excludes higher retainer for committee chairpersons) ($20,000 x 3 = $60,000).

•                  The number of shares granted is determined by dividing three times the annual retainer fee by the price of TCF Stock on the grant date.

•                  The stock vests over a minimum of three years.

•                  One-third of the shares will vest in each year that TCF Financial’s return on tangible equity exceeds 20%.

•                  Dividends are paid on unvested shares at the same rate as regular dividends to TCF stockholders.

•                  Once all shares vest, new grants are made.

•                  Unvested shares will vest if a change in control occurs.

•             Directors’ Retirement Plan:

•                  Directors with five or more years of service as an outside Director receive a retirement benefit.

•                  After five years, Directors are 50% vested with an additional 10% vesting each year thereafter until the tenth year when they are 100% vested.  The amount of the annual benefits is the vested percentage times the annual board retainer (currently $20,000) in effect at retirement.

•                  Benefits become 100% vested if a change in control occurs.

•                  The benefit is paid for a number of years equal to the Director’s length of service on the Board.

•                  Indemnification rights are provided to Directors under TCF Financial’s Articles of Incorporation and Bylaws, to the extent authorized under Delaware General Corporation Law.

•                  Chairman’s Compensation (please refer to page 22 “Provisions of the Chief Executive Officer’s / Chairman’s Agreement” for details).

•                  TCF pays for travel and other expenses of TCF Directors to attend Board meetings as a business expense.  TCF does not reimburse Directors for personal travel expenses.

•                  TCF typically holds one Board meeting per year (the “Annual Board Retreat”) at a remote location within or outside the U.S. and pays Directors’ travel and lodging expenses incurred in connection with the meeting, as well as those of the Directors’ spouses.  There was no Annual Board Retreat in 2004.

TCF STOCK OWNERSHIP OF DIRECTORS, OFFICERS AND 5% OWNERS

The following chart shows ownership as of March 1, 2005 of TCF Stock by those indicated.

Name of Beneficial Owner	Shares Beneficially Owned (1)(4)		% of Shares Outstanding (2)
Directors and Nominees who are not Named Executives:
William F. Bieber	843,471	(5)	*
Rodney P. Burwell	70,226	(5)	*
Thomas A. Cusick	924,906		*
John M. Eggemeyer III	69,310	(5)	*
Robert E. Evans	713,619		*
Luella G. Goldberg	193,796	(5)	*
George G. Johnson	58,382		*
Thomas J. McGough	189,808	(5)	*
Peter L. Scherer	5,464		*
Gerald A. Schwalbach	153,232	(5)	*
Douglas A. Scovanner	3,904		*
Ralph Strangis	107,816		*
Named Executives:
William A. Cooper	4,110,031		3.0%
Lynn A. Nagorske	1,202,593		*
Gregory J. Pulles	550,372		*
Barry N. Winslow	502,801		*
Neil W. Brown	316,956		*

All Directors, Nominees and Executive Officers combined (33 persons, including those named above)	11,927,020	(3)(5)	8.8%

5% beneficial owners

Advisory Committee of TCF Employees Stock Purchase Plan	8,117,045	(5)	6.0%
c/o General Counsel TCF Financial Corporation 200 Lake Street East Mail Code EX0-03-A Wayzata, MN 55391-1693

* Represents 1.0% or less of the outstanding common stock of the class.

(1) All shares are directly owned or purchasable by options exercisable within 60 days after March 1, 2005, and the person indicated has sole voting and dispositive power, except as indicated in the following footnotes.  Includes shares beneficially owned by family members who share the person’s household, with respect to which shares the indicated person disclaims any beneficial ownership, as follows: Mr. Bieber, 16,000 shares; Mr. Brown, 40,800 shares; Mr. Burwell, 4,000 shares; Mr. Cooper, 18,542 shares; Mr. Evans, 126,810 shares; Mr. McGough, 90,000 shares; Mr. Pulles, 11,160 shares; and all Directors, nominees and executive officers combined, 348,034 shares.

(2) Each amount showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which could be purchased by the indicated person upon the exercise of existing options within 60 days after March 1, 2005.

(3) Includes shares which could be purchased upon the exercise of existing options within 60 days after March 1, 2005.  As of March 1, 2005, there were no options outstanding for the Directors, nominees and named executives, and 141,000 options outstanding for all executive officers combined.

(4) Includes whole shares of TCF Stock allocated to accounts in the TCF Employees Stock Purchase Plan, for which the named executives and certain Directors have shared voting power as follows:  Mr. Brown, 5,089 shares; Mr. Cooper, 103,156 shares; Mr. Nagorske, 58,352 shares; Mr. Pulles, 45,921 shares; Mr. Winslow, 52,043 shares; and all Directors, nominees and executive officers combined, 511,134 shares.  Also includes whole shares of TCF Stock in the trust for the Supplemental Employee Retirement Plan (“SERP”), for which the named executives do not have voting power, as follows:  Mr. Brown, 10,363 shares; Mr. Cooper, 187,175 shares; Mr. Nagorske, 44,580 shares; Mr. Pulles, 38,272 shares; Mr. Winslow, 24,772 shares; and all Directors, nominees and executive officers combined, 367,385 shares.  Also includes whole shares of TCF Stock (vested and unvested) in the trust for the TCF Financial Executive Deferred Compensation Plan or the TCF Financial Directors Deferred Compensation Plan for which the Directors or named executives do not have voting power, as follows: Mr. Bieber, 43,471 shares; Mr. Brown, 162,026 shares; Mr. Burwell 6,226 shares; Mr. Cooper, 2,088,262 shares; Mr. Cusick, 437,917 shares; Mr. Eggemeyer, 37,477 shares; Mr. Evans, 324,038 shares; Ms. Goldberg, 123,132 shares; Mr. Johnson, 44,226 shares; Mr. McGough, 68,406 shares; Mr. Nagorske, 436,766 shares; Mr. Pulles, 321,580 shares; Mr. Scherer, 4,464; Mr. Strangis, 39,816 shares; Mr. Schwalbach, 17,498 shares; Mr. Scovanner, 1,604 shares; Mr. Winslow, 293,071 shares; and all Directors, nominees and executive officers combined, 5,063,272 shares.

(5) The Advisory Committee for the TCF Employees Stock Purchase Plan has shared voting power with participants of all allocated shares in the Plan.  Advisory Committee members disclaim ownership of these shares.  Information on the table as to shares beneficially owned by Ms. Goldberg, and Messrs. Bieber, Burwell, Eggemeyer, McGough, and Schwalbach, does not include any shares beneficially owned by the Advisory Committee.

Were All Stock Ownership Reports Timely Filed by TCF Financial Insiders? (Section 16(a) Beneficial Ownership Reporting Compliance).  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires TCF Financial’s Directors, executive officers and persons who beneficially own more than 10% of the outstanding shares of TCF Stock to file stock ownership reports with the SEC and the NYSE.  Based upon representations signed by officers and Directors, TCF Financial believes that all reports required by officers and Directors were filed on a timely basis during 2004, except that Thomas J. Wagner filed one late report for the sale of 10,000 shares.

BACKGROUND  OF  EXECUTIVES  WHO  ARE  NOT  DIRECTORS

The following describes the last five years (or longer) of business experience of executive officers of TCF Financial, or its principal wholly owned subsidiary TCF Bank, who are not Directors of TCF Financial.  In these descriptions, TCF Bank – Lakeshore is the Illinois-Wisconsin  division of TCF Bank.  TCF Bank – Michigan is the Michigan division of TCF Bank, and TCF Bank – Minnesota and TCF Bank – Colorado are the Minnesota and Colorado divisions of the same Bank.  TCF Bank Wisconsin, TCF Bank Michigan, TCF Bank Minnesota, and TCF Bank Colorado are former subsidiary banks that were merged into TCF Bank.

TIMOTHY P. BAILEY (age 49) was elected President of TCF Bank – Lakeshore in 2001.  Prior to being named President, he served as Chief Operating Officer/Lending of TCF Bank – Lakeshore since 2000.  Prior to that he was the President and Chief Executive Officer of TCF Bank Wisconsin since 1993, and prior to that he had been Vice President of Commercial Lending/Loan Workouts with TCF Bank.

PAUL B. BRAWNER (age 56) was elected Executive Vice President of TCF Bank in 2000.  Prior to that Mr. Brawner was a Senior Vice President of TCF Bank since 1998.  Before joining TCF Bank in 1998, Mr. Brawner was with Huntington National Bank for nineteen years.

JAMES S. BROUCEK (age 41) was elected Treasurer of TCF Financial and TCF Bank in January 2005 and Senior Vice President of TCF Financial in 2002.  He also has served as Chief Investment Officer and Senior Vice President of TCF Bank since 2001.  Prior to that he had been Senior Vice President and Controller of TCF Bank – Michigan since 1995.

NEIL W. BROWN (age 46) has been Chief Financial Officer and Executive Vice President of TCF Financial since 1998.  He was also Treasurer of TCF Financial from 1998 – January 2005.  Prior to 1998, Mr. Brown was an Audit

Partner at KPMG LLP specializing in the financial services industry for clients other than TCF Financial.  Mr. Brown also serves on the Board of Directors of Vail Place.

CRAIG R. DAHL (age 50) has been Chairman and Chief Executive Officer of Winthrop Resources Corporation, a wholly owned subsidiary of TCF Bank, since 2003.  Mr. Dahl was also elected an Executive Vice President of TCF Financial and President of TCF Leasing, Inc., a wholly owned subsidiary of TCF Bank, in 1999.  Prior to that Mr. Dahl was a Senior Vice President in the Equipment Finance Division of Norwest Bank Minnesota, N.A. (n/k/a Wells Fargo Bank, N.A.) since 1991.

MARK L. JETER (age 48) was elected President of TCF Bank – Minnesota in 2000. He has also held various positions with TCF affiliates: Chief Executive Officer of TCF Bank Michigan (1998 – 2000), President of TCF Bank Michigan (1999 – 2000), Executive Vice President of Retail Banking of TCF Bank (1996 – 1998) and Senior Vice President of Retail Banking of TCF Bank (1994 – 1996).

MICHAEL B. JOHNSTONE (age 57) was elected Chief Operating Officer/Retail Banking of TCF Bank – Lakeshore in 2000.  Prior to that he was President and Chief Executive Officer of TCF Bank Illinois since 1995 and prior to that Mr. Johnstone was an Executive Vice President of Branch Operations with TCF Bank.

JAMES (JASON) E. KORSTANGE (age 57) was elected Senior Vice President and Director of Corporate Communications  of TCF Financial in 1998.  He has also been the Director of the TCF Foundation since 1998.  Prior to that Mr. Korstange was a Senior Vice President of Corporate Operations of TCF Bank Minnesota since 1987.  Mr. Korstange serves on the Board of Directors of Minnesota Children’s Museum, and Hammer Residences.

WAYNE A. MARTY (age 53) is the President of TCF Bank – Colorado and was the President and Chief Executive Officer of TCF Bank Colorado from 1997 – 2002.  Prior to that Mr. Marty was a Senior Vice President of TCF Bank.  He joined TCF in 1986.

RONALD J. PALMER (age 52) was elected President of Winthrop Resources Corporation, a wholly owned subsidiary of TCF Bank, in 1998.  He has been an Executive Vice President of TCF Financial and TCF Bank since 1992.  He has also held various other positions with TCF Financial and its affiliates:  Chief Financial Officer and Treasurer (Principal Financial Officer) of TCF Financial (1995 – 1998); President and Chief Executive Officer of TCF Mortgage Corporation (1992 – 1995).

GREGORY J. PULLES (age 56) has been the General Counsel of TCF Financial since its formation in 1987, Secretary of TCF Financial since 1989, and a Vice Chairman of TCF Financial since 1993.  Mr. Pulles has been an Executive Vice President of TCF Bank since 1989.  He has also held various other positions with TCF Bank:  Secretary (1989 – 1995) and General Counsel (1985 – 1993).

MARY E. SARLES (age 48) has been an Executive Vice President of TCF Financial since 1993.  Ms. Sarles has been President of TCF Financial Insurance Agency, Inc., a wholly-owned subsidiary of TCF Bank, since 1989.

ROBERT H. SCOTT (age 57) was elected President of TCF Bank – Michigan in January 2005.  Prior to being named President, he served as Executive Vice President and Manager of Commercial Lending of TCF Bank – Michigan since 2003.  Prior to that he served as an Executive Vice President in Commercial Banking of TCF Bank – Minnesota.

BARBARA E. SHAW (age 49) was elected to the position of Senior Vice President-Human Resources of TCF Financial in 1999.  Prior to this time she was Senior Vice President of Human Resources for TCF Bank having returned to TCF Bank in 1998.  Prior to returning to TCF she was a Vice President and Business Unit Manager of the Investment Trust Department of Norwest Bank Minnesota, N.A. (n/k/a Wells Fargo Bank, N.A.) from 1996 to 1998 and prior to that she was a Senior Vice President of TCF Mortgage Corporation from 1992 to 1996.

DAVID M. STAUTZ (age 48) was elected Senior Vice President, Controller and Assistant Treasurer of TCF Financial, and Assistant Treasurer of TCF Bank in 1999.  He was elected Controller of TCF Bank in 2000.  Prior to that Mr. Stautz was a Director in the Corporate Controller’s Division of Wells Fargo & Company, formerly Norwest Corporation, from 1985 through 1999.  Mr. Stautz is a member of the American Institute of Certified Public Accountants.

EARL D. STRATTON (age 57) was elected Executive Vice President and Chief Information Officer of TCF Financial in 1995 and TCF Bank in 2001.  Prior to that he was a Senior Vice President of TCF Financial and had been a Senior Vice President of TCF Bank since 1985.

PETER  O. TORVIK (age 50) was elected Chief Executive Officer of TCF Investments in 2004.  Prior to that he was an Executive Vice President of U.S. Bancorp Asset Management, Inc. from 2000 – 2002.  Prior to that he was President and Partner of DPG Group, a Florida-based partnership engaged in affinity marketing since 1994.

THOMAS J. WAGNER (age 59) was elected President of TCF Bank – Michigan in 2000.  Prior to being named President he served as an Executive Vice President of Commercial Lending.  Before joining TCF Bank Michigan in 1996, Mr. Wagner was with Michigan National Bank for 21 years.

BARRY N. WINSLOW (age 57) was elected to the position of Chief Executive Officer of TCF Bank in 2001.  He has been the President of TCF Bank since 1998.  He has also held various positions with TCF affiliates:  President and Chief Executive Officer of TCF Bank – Lakeshore (2000 – 2001); President of TCF Bank Minnesota (1998 – 2000); President of TCF Bank Michigan (1995 – 1998); and President and Chief Executive Officer of TCF Bank Illinois (1993 – 1995).

REPORT OF COMPENSATION/NOMINATING/CORPORATE  GOVERNANCE  COMMITTEE

This Report identifies how the TCF Financial executives named in the Summary Compensation Table on page 18 are paid and why.  The “Summary Compensation Table” is a chart showing compensation for the last three years of the Chief Executive Officer of TCF Financial and the four highest paid executives of TCF Financial or its significant subsidiaries (the “named executives”).

How Are Executive Officers Paid?  TCF Financial compensates its executive officers in three ways: base compensation, cash bonus, and performance-based restricted stock.

Base Compensation.  The Compensation/Nominating/Corporate Governance Committee (the “Committee” or “Compensation Committee”) of the Board periodically reviews base compensation.  All Board members are encouraged to attend Committee meetings.  The Chairman of the Board makes recommendations to the Committee for each of the executive officers other than himself.  The Committee generally requests advice from its outside compensation consultant before it makes any significant adjustment to overall base compensation for the executive group.  The Committee does not tie its base compensation decisions to any particular formulas, measurements, or criteria, but members particularly take into account the Company’s performance and compensation levels paid by competitors.  The Committee did not increase base compensation for Mr. Cooper or any of the named executives for 2005.

Chairman’s Agreement.  Please refer to page 22 of this proxy statement (“Provisions of the Chief Executive Officer’s / Chairman’s Agreement”) for a complete description of the terms of this Agreement and Mr. Cooper’s compensation as Chairman.

Annual Cash Bonus – 2004 and 2005.  For 2004 and 2005 the Committee approved a cash bonus plan for TCF Financial’s executives based on diluted earnings per share (“EPS”).  Following are the EPS goals and bonus percentages that were approved for TCF Financial executives for 2004 and 2005:

For 2004 the cash bonus goals, and respective bonus payout percentages, were: $1.55 Diluted EPS (0 % Bonus); $1.65 Diluted EPS (50% Bonus); $1.75 Diluted EPS (100% Bonus); $1.80 Diluted EPS (150% Bonus); $1.85 Diluted EPS (200%).

TCF Financial’s diluted EPS performance for 2004, calculated pursuant to the plan, was $1.86, resulting in a bonus percentage of 200%, which the Committee approved.

For 2005, a cash bonus will be earned equal to the executive’s base salary multiplied by a percentage which is the product of 10 times the number of whole cents by which 2005 diluted EPS exceeds 2004 diluted EPS.  The maximum cash bonus will be 200% of salary at $2.06 diluted EPS.  The Committee reserves the right to determine that a lower (or no) bonus should be paid if in its sole discretion it considers such action warranted.

Performance-Based Restricted Stock Grants.  The Committee made an award in the year 2000 to executives under the TCF Financial Incentive Stock Program (the “Incentive Stock Program”) which qualifies as “performance-based stock” as defined under Section 162(m) of the Internal Revenue Code (the “Code”), (the “Year 2000 Performance Stock Awards”).

The Year 2000 Performance Stock Awards consist of restricted stock grants aggregating 2,142,240 shares in total (1.3% of TCF Financial’s outstanding shares as of the initial grant date) to fourteen members of TCF Financial’s executive management.  The shares vest only upon the achievement of designated future annual cash earnings per share (“Cash EPS”) goals and thus qualify as performance-based compensation under Section 162(m) of the Code.  (Cash EPS is diluted EPS, adjusted to eliminate the after-tax impact of the amortization and other adjustments to goodwill and other intangible assets acquired in business combinations.)  The vesting targets of the grant as approved in 2000  are: fifty percent of the shares vest on or about January 1st of the year following the year in which TCF Financial achieves an annual Cash EPS goal of $1.855 (split-adjusted equivalent of the original goal of $3.71) per share (a 75% increase over the base year, 1999, Cash EPS of $1.06); the other fifty percent vests on or about January 1st of the year following the year in which TCF Financial achieves an annual Cash EPS goal of $2.12 per share (a 100% increase over the base year, 1999, Cash EPS of $1.06).  Based on TCF’s achievement of Cash EPS of $1.87 for the fiscal year ended December 31, 2004, compared to the vesting target of $1.855, the first 50% of the Year 2000 Performance Stock Awards vested on January 6, 2005.  Under the terms of the Awards, once the first 50% of the shares vested, dividends paid on the Year 2000 Performance Stock Awards are paid at the same rate as dividends paid to stockholders generally (prior to vesting of the first 50% of the Shares, the dividend rate was one-half the rate paid to stockholders generally).  The award calls for all shares not vested on the basis of performance by year-end 2007 to be forfeited.

The following graph indicates the progress realized to date toward the goals for vesting the Year 2000 Performance Stock Awards.  In the chart, the “100% Goal” line represents performance required to achieve a 100% increase in Cash EPS from the inception of the program through its end date, assuming equal annual increases in Cash EPS of 12.5% or an average of 13.25¢ per year.  The “75% goal” line represents performance required to achieve a 75% increase in Cash EPS from the inception of the program through its end date, assuming equal annual increases in Cash EPS of 9.375% or an average of 9.95¢  per year.  The “Actual Cash EPS” line represents actual Cash EPS performance from the inception of the program through the end of 2004.  Based upon TCF Financial’s achievement of $1.87 Cash EPS for 2004, the first 50% of the shares vested on January 6, 2005.

The Committee believes that these performance-based restricted stock grants have incented management to achieve these long-term Cash EPS goals and will serve as a vehicle to provide additional incentive and retain senior management.  During the five-year period ended December 31, 2004, the time required to achieve the earnings goals for the vesting of the first 50% of the Year 2000 Performance Stock Awards, TCF’s stock price increased from $12.44 to $32.14 per share, an increase of 158 percent.  During this same period, TCF’s annualized total return to stockholders with dividends reinvested was 24.1 percent compared with a negative 2.3 percent for the S&P 500 and 11.8 percent for the SNL All Bank and Thrift Index.

Generally, the individuals must remain employed with TCF Financial through the end of the year in which the goal is met in order to receive the shares.  However, in the event of retirement or certain other events, a pro-rata percentage of an award may vest after retirement upon achievement by the Company of the 75% or 100% goals based on the percentage of increase in Cash EPS achieved through the end of the fiscal year closest to the executive’s retirement.

The Committee anticipates that further performance-based restricted stock grants to this group of executive management will be considered when the results needed for vesting of the current performance-based grants are expected to be achieved.

Performance-Based Restricted Stock Award to Mr. Cooper.  In connection with entering into the Chairman’s Agreement referred to earlier in this Report, the Committee awarded Mr. Cooper a one-time performance-based restricted stock award.   Please refer to page 22 of this proxy statement (“Provisions of the Chief Executive Officer’s / Chairman’s Agreement”) for a description of the terms of this award.

Compensation Philosophy.  TCF Financial has a compensation philosophy statement which the Committee considers in all of its compensation decisions.  This statement was adopted in 1993 and remains essentially unchanged since then.

The main goal of the compensation philosophy is to link a substantial portion of executive compensation to the profitability of the Company.  The Committee achieves this goal by tying substantial stock awards and an annual bonus to what it believes is the most significant measure of profitability: EPS.  The goals for both the stock awards and annual bonuses are based on substantial increases in EPS performance.  The Committee believes that EPS is an appropriate measure of long-term performance that will encourage management to pursue business opportunities that are in the long-term best interests of the Company’s stockholders.

A second goal of the compensation philosophy is to attract and retain highly competent executives.  The Committee achieves this objective by setting base compensation and incentives at competitive levels, and by awarding substantial performance stock awards.  Thus, the Year 2000 Performance Stock Awards have two vesting goals, with only fifty percent of the shares earned upon achievement of the first goal.  Also, the goals have been set at a high standard – a 75% increase and a 100% increase in Cash EPS.  Annually, the Committee reviews compensation paid by a selected peer group (for 2004, the thirty banks and thrifts closest to TCF Financial in asset size, as of September 30, 2003) and TCF Financial’s performance as compared to the same peer group.  The Committee intends to pay at the high end of the compensation scale, but only if the Company achieves financial performance at the high end of the peer group.  The Company ranked 12th in combined performance out of the selected peer group companies in 2004 (2003 performance), 5th in combined performance out of the selected peer group companies in 2003 (2002 performance), 3rd in 2002 (2001 performance), and 1st in 2001 (2000 performance).  The TCF Financial Stock Performance Chart on page 17 depicts TCF Financial’s stock performance.  Members of the current peer group are listed in the footnotes to the chart.

Although the Committee intends that compensation generally will either be performance-based or deferred, as necessary, such that compensation does not exceed the tax deduction limits of the Code, the Company in its discretion may pay compensation that is non-tax deductible in appropriate circumstances.

The Committee believes that the Company’s compensation philosophy has been generally successful.

Committee Membership.  The Committee members are not, and never have been, executive officers of TCF Financial.  All Committee members are non-employee Directors.

BY THE COMMITTEE:

Thomas J. McGough, Chairman	William F. Bieber
Rodney P. Burwell	John M. Eggemeyer III
Luella G. Goldberg	Gerald A. Schwalbach

TCF  STOCK  PERFORMANCE  CHART

The following graph compares the cumulative total stockholder return on TCF Stock over the last five fiscal years with the cumulative total return of the Standard and Poor’s 500 Stock Index, the SNL All Bank and Thrift Index and a TCF Financial-selected group of peer institutions over the same period (assuming the investment of $100 in each index on December 31, 1999 and reinvestment of all dividends).

* Source of S&P 500 data: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2004.  Used with permission. All rights reserved.  crsp.com.   SNL Financial LC © 2004

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
TCF Financial Corporation	100.00	184.56	203.47	189.81	229.64	295.30
S&P 500 *	100.00	91.20	80.42	62.64	80.62	89.47
SNL All Bank & Thrift Index [1]	100.00	120.80	122.59	115.19	156.16	174.88
2004 TCF Peer Group [2]	100.00	130.17	141.13	148.55	206.70	254.48

1 Includes every bank and thrift institution in the U.S. traded on a major public exchange, a total of 640 companies as of December 31, 2004.

2 Consists of the thirty banks and thrifts, fifteen of which are immediately larger than and fifteen of which are immediately smaller than TCF Financial in total assets as of September 30, 2004, as follows:  IndyMac Bancorp Inc.; Associated Banc-Corp; Downey Financial Corp.; Westcorp; First BanCorp; Doral Financial Corporation; Sky Financial Group Inc.; BOK Financial Corporation; Mercantile Bankshares Corporation; Commerce Bancshares, Inc.; City National Corporation; South Financial Group, Inc. (The); W Holding Company Incorporated; First Citizens BancShares, Inc.; Flagstar Bancorp, Inc.; Commercial Federal Corporation; Investors Financial Services Corp.; Valley National Bancorp; BancorpSouth, Inc.; Fulton Financial Corporation; People’s Bank (MHC); FirstMerit Corporation; Cullen/Frost Bankers, Inc.; Wilmington Trust Corporation; Bank of Hawaii Corporation; Fremont General Corporation; International Bancshares Corporation; MAF Bancorp, Inc.; R & G Financial Corporation; Old National Bancorp.  Four of the companies which were in the 2003 TCF Peer Group are not in the 2004 TCF Peer Group due to merger and acquisition activity or changes in asset size.  Those four companies are:  Colonial BancGroup, Inc.; Webster Financial Corporation; New York Community Bancorp, Inc.; Independence Community Bank Corp.

SUMMARY  COMPENSATION  TABLE

The following summary compensation table (the “Summary Compensation Table”) identifies the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the named executives.

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position at December 31, 2004	Year	Salary ($)(a)	Bonus ($)(a)	Other Annual Compensation ($)(b)	Restricted Stock Awards ($)(c)	All Other Compensation ($)(d)
William A. Cooper	2004	$700,000	$1,400,000	$209,660(b)	$0	$32,650
Director, Chairman of the Board	2003	700,000	0	152,250(b)	0	74,650
and Chief Executive Officer	2002	700,000	1,400,000	113,430(b)	0	74,650
Lynn A. Nagorske	2004	$460,000	$920,000	$67,400(b)	$0	$13,800
Director, President	2003	460,000	0	85,320(b)	0	41,400
and Chief Operating Officer	2002	460,000	920,000	56,870(b)	0	35,400
Gregory J. Pulles	2004	$314,000	$628,000	$—	$0	$9,420
Vice Chairman, General Counsel	2003	314,000	0	—	0	28,260
and Secretary	2002	314,000	628,000	—	0	25,260
Barry N. Winslow	2004	$350,000	$700,000	$79,960(b)	$0	$10,500
President of TCF Bank	2003	350,000	0	293,400(b)	0	31,500
	2002	350,000	700,000	—	0	26,700
Neil W. Brown	2004	$300,000	$600,000	$—	$0	$9,000
Chief Financial Officer, Treasurer	2003	300,000	0	—	0	27,000
and Executive Vice President	2002	300,000	600,000	—	0	21,000

(a) Salary and bonus are shown for the year in which they were earned.  No bonuses were paid for 2003.  The bonuses shown for 2002 and 2004 were paid entirely in cash and qualified as performance-based compensation based on the achievement of EPS goals.  (See “Annual Cash Bonus – 2004 and 2005” on page 13 of this proxy statement, for a description of the bonus program.)

(b) Includes (1) personal use of corporate aircraft in the following aggregate incremental cost amounts for Mr. Cooper - $187,810 in 2004, $135,000 in 2003, and $95,420 in 2002; for Mr. Nagorske - $60,280 in 2004; $77,160 in 2003, and $47,120 in 2002; and for Mr. Winslow - $51,780 in 2004 and $51,480 in 2003; and (2) general executive perquisites consisting of Company car, club memberships, tax service, financial counseling (Mr. Cooper only), executive physical, and home computer (Messrs. Cooper and Nagorske only).  Mr. Winslow’s amount for 2003 includes $219,020 in connection with a Company-required relocation.  Where no amount is shown, the amount did not exceed the lesser of $50,000 or 10% of reported salary and bonus.

(c) Restricted stock awards were made to the named executives in 2000 of stock grants which qualify as performance-based (see page 14).  These awards were reported as Long Term Incentive Plan Awards (“LTIP Awards”) on an LTIP table in the proxy statement covering 2000 compensation, except for 120,000 shares awarded to Mr. Brown, since he was not one of the named executives in 2000.  At December 31, 2004, the total unvested TCF Stock holdings of the named executives, including all previous restricted stock awards and performance stock awards, was as follows:

	# of Unvested Shares	Value at December 31, 2004
William A. Cooper	600,000	$19,284,000
Lynn A. Nagorske	350,000	$11,249,000
Gregory J. Pulles	150,000	$4,821,000
Barry N. Winslow	130,000	$4,178,200
Neil W. Brown	150,000	$4,821,000

The foregoing chart includes a number of shares that vested on January 6, 2005, as follows:  Mr. Cooper – 300,000 shares; Mr. Nagorske – 175,000 shares; Mr. Pulles – 75,000 shares; Mr. Winslow – 50,000 shares, and Mr. Brown – 75,000 shares.  Dividends on shares of unvested restricted stock are paid at the regular rate for TCF Stock except for the Year 2000 Performance Stock, which paid a dividend of one-half the normal rate through the end of 2004, and the regular rate of dividend starting in 2005, as a result of the vesting of the first 50% of the shares in January 2005.  Value at December 31, 2004, is based on $32.14, which was the closing price of TCF Stock on December 31, 2004.

(d) Represents defined contribution plan (ESPP and supplemental) employer contributions during 2004 as follows:  Mr. Cooper, $21,000; Mr. Nagorske, $13,800; Mr. Pulles, $9,420; Mr. Winslow, $10,500; and Mr. Brown, $9,000; and insurance premiums paid for Mr. Cooper in 2004 of $11,650.  Does not include dividends or dividend-equivalents  paid from or credited under the plans during 2004.  Amounts listed for 2004 are smaller than the amounts listed for 2003 and 2002 because no bonus was paid in 2004 for 2003 performance.

OPTION GRANTS AND EXERCISES

There were no stock option awards to the named executives in 2004.  There are no outstanding stock options held by any of the named executives.

NO REPRICING OF OUTSTANDING STOCK OPTIONS

TCF Financial has not at any time engaged in the repricing of stock options.

BENEFITS FOR EXECUTIVES

The named executives participate in the same 401-K, pension, medical and other benefits that are provided to TCF employees generally.  In addition, TCF Financial provides the named executives with: a restorative supplemental program for the 401-K and pension plans which restores or makes up for limits on those plans under the Code; supplemental long term disability coverage; a non-qualified deferred compensation program; and change in control protection, as well as perquisites included in the Summary Compensation Table on page 18.  Following is a more detailed description of TCF Financial’s benefit plans that are provided to executive officers, including the named executives.  In the following description, “TCF” refers to TCF Financial and all affiliated companies.

401-K Related Benefits

•             Under the TCF Employees Stock Purchase Plan (“ESPP” or “401-K” Plan), which also qualifies as an employee stock ownership plan, eligible employees are allowed to make contributions by salary reduction of up to 50% of their salary and incentive compensation on a tax-deferred basis pursuant to Section 401(k) of the Code.  Contributions of employees defined by the Code as “highly compensated” are limited to 6% of salary and incentive compensation, however.  TCF matches the contributions of all employees at the rate of 50 cents per dollar, with a maximum employer matching contribution of 3% of covered pay.  Employee contributions vest immediately, while the Company’s matching contributions are subject to a graduated vesting schedule of twenty percent per year of service.

•             Employee contributions are invested as directed by the employee in the TCF Financial Stock Fund or other available investments.

•             Employer matching contributions are invested 100% in the TCF Financial Stock Fund, however fully-vested employees may diversify their matching accounts into other available investments.  The participant may elect to have dividends paid on TCF Stock held in the TCF Financial Stock Fund reinvested or paid directly to the participant.

•             The benefit upon termination of employment is the vested balance in the account, distributed as shares of TCF Stock or cash as elected by the participant.

•             The named executives’ covered compensation and contributions under the 401-K plan are subject to certain limits in the Code.  A supplemental nonqualified program is provided to them which allows them to contribute 6% of their full salary and bonus and receive a 50% match on these contributions.  All contributions in the supplemental program are deemed to be invested 100% in TCF Stock.  Dividend-based distributions are made from the supplemental program at the same time and at the same rate as to TCF stockholders generally.

•             As a result of new Code section 409A, the supplemental program was discontinued on January 1, 2005 and was replaced by a new supplemental program which provides the same benefits but restricts distributions and elections as required to comply with Code section 409A.

•             The total number of shares of TCF Stock and value of account balances under the 401-K and the related supplemental program for the named executives as of December 31, 2004, were as follows:

	Number of Shares of TCF Stock	Value of Accounts at December 31, 2004
William A. Cooper	285,923	$9,189,590
Lynn A. Nagorske	100,034	$3,215,120
Gregory J. Pulles	82,214	$2,642,370
Barry N. Winslow	74,610	$2,397,970
Neil W. Brown	13,971	$449,050

Pension Benefits

•             TCF maintains a pension plan for its employees, including the named executives.  Under the TCF Cash Balance Pension Plan (“Pension Plan”), monthly payments are credited to retirement accounts of eligible employees in amounts ranging from 2.5% to 7.5% of their covered pay, depending on age and length of service with TCF.

•             Retirement accounts are credited monthly with interest payments which are tied to 10-year U.S. Government Bonds.  Effective January 1, 2004, TCF changed the interest rate index to an average of 5-year U.S. Government Bonds, plus .25%.  Employees hired or rehired on or after July 1, 2004 are not eligible for this Plan.

•             The benefit amount upon termination of employment is the vested balance of the account, paid in a lump sum or in other permitted forms of payment.

•             Prior to September 1, 1990, TCF’s pension benefits were based on various formulas.  Benefits earned under this prior pension plan were frozen as of September 1, 1990 and are provided through an annuity with an independent insurance company.

•             The named executives participate in a supplemental program related to the Pension Plan which is restorative, meaning that it provides the same benefit formula as the Pension Plan except on amounts which exceed qualified plan limits for the Pension Plan under the Code.

•             As a result of new Code section 409A, the previous supplemental program was discontinued effective January 1, 2005 and replaced by a new supplemental program which provides the same benefits but restricts distributions and elections as required to comply with Code section 409A.

•             The total annual annuity benefit (single life annuity form) under all pension and related supplemental plans for the named executives accrued through December 31, 2004, and payable at normal retirement age (age 65) is as follows: Mr. Cooper, $180,430; Mr. Nagorske, $113,630; Mr. Pulles, $74,960; Mr. Winslow, $61,750; and Mr. Brown, $27,590.  If the executives continued with TCF Financial until age 65 at their current compensation levels, their total projected annual annuity benefit (single life annuity form) under these plans would be: Mr. Cooper, $210,580; Mr. Nagorske, $224,890; Mr. Pulles, $110,630; Mr. Winslow, $98,260; and Mr. Brown, $110,910.

Deferred Compensation Plans

•             TCF has deferred compensation plans that allow eligible executives and senior officers to defer payment of their base salary and bonus as well as grants of restricted stock.  Effective January 1, 2005, future deferrals under these Plans were discontinued, in response to the enactment of Code section 409A.  In January 2005, pursuant to Code section 409A, the named executives and other TCF employees were offered an election to cancel previously-elected deferrals of bonuses or restricted stock awards which were not earned and vested by December 31, 2004.

•             The plans, which remain in effect for amounts deferred through the end of 2004, are known as the TCF Financial Executive Deferred Compensation Plan, the TCF Senior Officer Deferred Compensation Plan and the Winthrop Resources Corporation Deferred Compensation Plan.

•             There were no Company contributions to these plans, other than payment of administrative expenses.  In previous years TCF provided leveraging to accounts in the Executive Deferred Plan on market rate terms.

•             Deferred salary or bonus amounts were credited to the participants’ accounts in the plans.  The ongoing value of such accounts is thereafter based on the investments in which the deferrals are deemed to be invested, as elected by the executive from among TCF Stock and other publicly traded stocks, bonds and mutual funds.  The accounts of the five named executives who participated in these plans at the end of 2004, pursuant to their elections, are primarily or exclusively deemed to be invested in shares of TCF Stock which are required to be held until distribution, at which time payment is made in-kind in the form of shares of TCF Stock.

•             Distributions to executives are generally paid out after termination of employment or upon a change in control over no more than 15 years and, in some cases, in lump sum form.

•             TCF’s cost of these plans in 2004 was $174,750 for recordkeeper and trustee expenses.

•             TCF pays no above-market interest on deferred amounts.  All interest or appreciation on deferred amounts is tied to the assets in which they are deemed to be invested.

•             TCF Financial has established trust funds to accumulate assets for payment of benefits as they come due.

•             Account balances of the named executives in the Executive Deferred Compensation Plan on December 31, 2004 were as follows:

	# of Shares (deemed) in TCF Stock	$ Value of Entire Account at December 31, 2004
William A. Cooper	2,088,260	$67,116,740
Lynn A. Nagorske	786,770	$25,399,750
Gregory J. Pulles	321,580	$10,335,610
Barry N. Winslow	423,070	$13,884,600
Neil W. Brown	312,030	$10,028,550

The chart includes shares for which the named executives cancelled their deferral election in 2005, as permitted by Code section 409A, in the following amounts:  Mr. Nagorske – 350,000 shares; Mr. Winslow – 130,000 shares; Mr. Brown – 150,000 shares.

•            At December 31, 2004, the deemed investment in TCF Stock under all three deferred plans was 7,375,740 shares of TCF Stock valued at $237,056,280.

•             The Executive and Senior Officer Deferred Compensation Plans allow current distributions of TCF Stock dividend-based payments to plan participants who have deemed TCF Stock as an investment.

Payments in the Event of a Change in Control

•             Mr. Cooper and the other four named executives are entitled to severance payments and vesting of stock grants and options if their employment is terminated due to a change in control.

•             Mr. Cooper is entitled to the following payments if he is terminated without cause, or if he terminates employment for any reason, within 24 months after a change in control:

•             A cash payment equal to three times his base salary and three times the average of his last three years bonus payments and continuation of life insurance coverage for three years.

•             A non-cash benefit in the form of vesting of all unvested stock grants.  Vesting of stock grants occurs upon a change in control, regardless of whether or not Mr. Cooper’s employment is terminated.

•             If Mr. Cooper becomes subject to an excise tax under Code section 280G, he is entitled to receive reimbursement for this tax and additional sums to make up for any resulting additional tax amounts so that there is no net cost to him from the excise tax (“excise tax cost reimbursement”).

•             After January 1, 2006, Mr. Cooper will no longer be entitled to severance payments after a change in control, as a result of the Chairman’s Agreement described on pages 22-23.

•             The other four named executives have severance contracts under which they are entitled to the following severance payments if they are terminated or if they terminate employment for “good reason” within 24 months after a change in control:

•             A cash payment equal to two times their annual salary and bonus.

•             A non-cash benefit in the form of vesting of all unvested stock grants.  Vesting of stock grants and options occurs upon a change in control, regardless of whether or not the executive’s employment is terminated.

•             If the executive becomes subject to an excise tax under Code section 280G, he is entitled to receive excise tax cost reimbursement.

•             If the named executives with severance contracts terminated employment effective February 1, 2005 due to a change in control, the following pre-tax amounts would be paid: (1) Cash benefit – Mr. Cooper, $4,900,000; Mr. Nagorske, $2,146,670; Mr. Pulles, $1,465,330; Mr. Winslow, $1,633,330; and Mr. Brown, $1,400,000. (2) Non-cash: vesting of restricted stock and performance-based stock awards – Mr. Cooper, 600,000 shares; Mr. Nagorske, 175,000 shares; Mr. Pulles, 75,000 shares; Mr. Winslow, 80,000 shares; and Mr. Brown, 75,000 shares; and (3) excise tax cost reimbursement.  The non-cash value received by the named executives would depend on the market price of TCF Stock at the time of vesting and the net value received by executives for both cash and non-cash amounts would be substantially reduced by the payment of income taxes.

Provisions of the Chief Executive Officer’s / Chairman’s Agreement

In January 2005 the Committee approved an Agreement (the “Chairman’s Agreement”) with Mr. Cooper.  A copy of the Chairman’s Agreement is contained in TCF Financial’s public filings and is available through the SEC’s web site at www.sec.gov.  The Chairman’s Agreement supercedes and replaces his current Employment Agreement effective December 31, 2005.  Under the Chairman’s Agreement, Mr. Cooper will retire from his position as Chief Executive Officer of TCF Financial and terminate his employment with TCF on December 31, 2005, but will continue to serve as Chairman of the Board through January 1, 2009 (subject to being re-nominated and re-elected to the Board).  Starting in 2006 Mr. Cooper will cease receiving salary and bonus.

Chief Executive Officer’s Agreement (through December 31, 2005)

•             TCF Financial and William A. Cooper signed an employment agreement effective July 1, 1996.

•             The agreement was for an original term through December 31, 2000 with an annual renewal of the three-year term on each January 1st.  The agreement has been superseded and replaced effective January 1, 2006, by the Chairman’s Agreement described below.

•             Mr. Cooper’s minimum base pay as Chief Executive Officer is $700,000.

•             If Mr. Cooper is terminated “without cause” or leaves for “good reason” he is entitled to receive his salary and bonus for three years in addition to receiving a lump sum payment for the value of any stock options or stock grants forfeited and continuation of disability and life insurance and medical/dental benefits for three years.

•             If Mr. Cooper is terminated with “cause” or voluntarily leaves without “good reason,” he cannot compete against TCF Financial for one year.  This does not apply if a change in control occurs.

•             In lieu of the termination compensation provided for under his contract, Mr. Cooper is entitled to severance pay if a change in control occurs (see previous section).

•            On January 24, 2005, TCF Financial and William A. Cooper signed an Agreement under which he will retire as Chief Executive Officer on December 31, 2005 and has agreed to serve as Chairman of the Board following his retirement from January 1, 2006 through December 31, 2008.  This Agreement supercedes and replaces the existing Chief Executive Officer’s employment agreement with Mr. Cooper effective January 1, 2006.

Chairman’s Agreement (effective from 2006 – 2008)

•                  Terms of the Agreement under which Mr. Cooper will serve as Chairman from 2006-08 are:

•                  No salary or bonus.

•                  Regular outside Directors fees: $20,000 annual retainer, additional $20,000 Chairman’s retainer, plus regular per-meeting fees paid to all Directors.

•                  Regular Directors’ stock grant: one-time grant equal to three times annual retainer to vest 1/3 each year TCF achieves more than 20% ROTE.

•                  A one-time performance-based restricted stock award of 300,000 shares.  As a condition to the award, Mr. Cooper has agreed to serve as Chairman, if so elected, through January 1, 2009.  The shares awarded will either vest or be forfeited on January 1, 2009.   The vesting percentage, if any, on that date will equal 1/3 of the shares for each of the years 2006, 2007 and 2008 in which TCF Financial attains more than 20% return on tangible equity (“ROTE”).  Notwithstanding TCF Financial’s achievement of one or more of these goals, however, 100% of the shares will be forfeited if Mr. Cooper is not elected to the Board in 2005, refuses to stand for re-election to the Board in 2008, as reasonably determined by the Committee, or resigns as Chairman of the Board at any time before January 1, 2009.  If he stands for re-election to the Board in 2008 but is not re-elected to the Board in 2008 and therefore is unable to serve as Chairman for the remainder of 2008, the shares will either vest or be forfeited on January 1, 2009 based on the performance-based goals of greater than 20% ROTE per year set forth above.  “ROTE” is a stockholder-approved performance-based measurement goal for performance stock awards under the Incentive Stock Program.  The award provides for pro-rata vesting of the shares, based on ROTE goals achieved, in the event of Mr. Cooper’s death or disability prior to January 1, 2009.  The award also provides for 100% vesting of the shares in the event of a change in control of TCF Financial prior to January 1, 2009.

•                  Office available at TCF headquarters between meetings for use at his discretion.

•                  Business expenses: reimbursement per standard TCF policy and practice for Directors.

•                  Non-compete: the non-competition covenant in Mr. Cooper’s previous employment agreement continues in effect during his service as Chairman.

•                  Change in control agreement:  The right to change in control severance payments (described on page 21) currently in effect for Mr. Cooper terminates on January 1, 2006.  (However, any unvested stock grants continue to be subject to vesting in the event of a change in control.)

•                  Use of TCF plane upon request per TCF policy for business use only (personal use no longer permitted after 2005).

•                  Club dues and fees: TCF will pay no club dues or fees after 2005 but will transfer existing Company-paid memberships to Mr. Cooper at his request at no cost, with appropriate income tax reporting of the fair market value of the memberships.

Upon his retirement as Chief Executive Officer on December 31, 2005, Mr. Cooper becomes entitled to distribution of his benefits under TCF’s benefit plans (as described on pages 19-21) as accumulated over the course of his employment with TCF since 1985, as follows:

Plan:	401-K Related Benefits		Pension Benefits	Deferred Compensation Plan
	# shares TCF Stock at 12/31/04	$ Value at 12/31/04	Benefit Accrued Through 12/31/04	# shares (deemed) TCF Stock at 12/31/04	$ Value at 12/31/04
Benefit:	285,923	$9,189,590	$ 180,430 annual annuity starting at age 65	2,088,260	$67,116,740

Approximately $154,000 of the $180,430 in annual “Pension Benefits” shown above is also payable in lump sum form, the lump sum value of which was approximately $1,492,430 on December 31, 2004.  Mr. Cooper’s Deferred Compensation Plan account consists of salary, bonus, and restricted stock awards which he elected, starting in 1988, not to receive when they would otherwise have been paid, and which he has deemed during the period of deferral to be 100% invested in TCF Stock, and accumulated appreciation and dividends on those amounts.  All amounts shown as salary, bonus, and stock awards in the following chart were previously reported as salary, bonus, or stock award compensation for Mr. Cooper in TCF Financial’s proxy statements for the years when they would have originally been paid (or, in the case of stock grants, for the years when they were awarded).

Deferred Salary		Deferred Bonuses	Deferred Restricted Stock Awards	Appreciation and Reinvested Dividends on Deemed Investment in TCF Stock	Total at 12/31/04
$483,900	*	$507,210*	$8,541,460*	$57,584,170**	$67,116,740

*	These amounts were previously reported in proxy statements for the years when earned or awarded.
**	No above-market or preferential earnings involved.

In addition, Mr. Cooper remains eligible to vest (either before or after his retirement) in 300,000 shares of TCF Stock constituting the second one-half of his Year 2000 Performance Stock Award (see Compensation Committee Report on page 14), but only if TCF achieves the goal for vesting of the shares of $2.12 Cash EPS.  If the goal is achieved in 2005, he will vest in 100% of the remaining shares.  If the goal is not achieved in 2005, but is achieved in 2006 or 2007, Mr. Cooper will vest in a pro-rata portion of the shares based on how TCF’s Cash EPS achieved for fiscal year 2005 compares to the goal.  If the goal is not achieved by the end of fiscal year 2007, all of the 300,000 shares will be forfeited on January 1, 2008.

Indemnification Rights.

Indemnification rights are provided to the named executives under TCF Financial’s Articles of Incorporation and Bylaws to the extent allowed under Delaware General Corporation Law.

PROPOSAL 2:  RE-APPROVE  DIRECTORS  STOCK PROGRAM

Since 1991 TCF Financial has had in place a stock grant program (the “Program”) for Directors of TCF Financial.  The Program was approved by stockholders in April 1996.  The renewal of the Program for an additional ten years was approved by the Compensation Committee of the Board in January 2005 and is now being submitted for stockholder approval.  Under the Program, non-employee Directors of TCF Financial (currently there are eleven) can each earn shares of TCF Stock equal to the amount of their annual retainer fee for each fiscal year in which TCF Financial’s ROTE exceeds a stated goal (currently greater than 20%) determined by the Board from time to time.  The purpose of the Program is to attract and retain qualified individuals to serve as Directors of TCF Financial and to encourage and enhance ownership of TCF Stock by these individuals.  Approval of the Program by stockholders is being sought as a result of the NYSE rule requiring stockholder approval of equity compensation plans.  The following summary description of the Program to be approved by stockholders is qualified in its entirety by reference to the full text of the Program, a copy of which is contained in TCF Financial’s public filings and is available through the SEC’s website at www.sec.gov.  Copies may be obtained by the stockholders of TCF Financial upon request directed to TCF Financial’s Corporate Secretary at the TCF address on page 1 of this proxy statement.

Full power to construe, interpret and administer the Program is vested with a committee consisting of the independent Directors of the Compensation Committee (the “Committee”), as determined under Rule 16b-3 under the Securities and Exchange Act of 1934.  Under the Program, each Director of TCF Financial will receive an award of restricted shares equal in value to three times the total amount of his or her annual retainer fee.  Vesting will occur over no less than three years, and is based on the attainment of the ROTE goal (currently greater than 20%) established each year by TCF Financial.  If the goal is not achieved, no vesting occurs for that year.  There is not, however, a forfeiture in years (if any) when the goal is not achieved – the grant is effectively extended for an additional year in such circumstances.  If some or all of the restricted shares are not vested on the basis of attainment of ROTE goals by ten years after the grant date, and if the Director is still with TCF Financial on that date, then any remaining restricted shares will become vested on that date.  Dividends are paid, at the regular rate for TCF Stock, on all shares of the stock outstanding.  This Program will take effect after the shares awarded under the prior Directors’ stock program vest.  New Directors are subject to the new Program.

Expected annual cost to TCF Financial of this Program is approximately $20,000, for recordkeeping and trustee expenses plus $250,000 in expense for the stock awards.

If a non-employee Director of TCF Financial ceases to be a member of the Board for any reason (including, but not limited to, death, total or partial disability or normal or early retirement), all shares which at the time of the Director’s departure are not vested are forfeited and returned to TCF Financial unless the Committee, pursuant to its discretion, determines to remove any or all the restrictions on the shares. In the event the Director’s departure qualifies as a retirement from service on the Board of TCF Financial, however, pursuant to the Board policy on Director retirement in effect at that time, all shares become fully vested.  The Program also provides for vesting of all shares in the event of a change in control (as defined) not approved in advance by a majority of the Board.

Over the next succeeding ten years, the following benefits are expected to be earned under this Plan if it is renewed.

New Plan Benefits
TCF Directors Stock Program
Name and Position	Dollar Value ($)	Number of Shares
Mr. Cooper, Director, Chairman and Chief Executive Officer	$60,000	1,867
Mr. Nagorske, Director, President and Chief Operating Officer	0	0
Mr. Pulles, Vice Chairman, General Counsel and Secretary	0	0
Mr. Winslow, President of TCF Bank	0	0
Mr. Brown, Executive Vice President and Chief Financial Officer	0	0
Executive Group	0	0
Non-Executive Director Group	$2,200,000	68,450
Non-Executive Officer Employee Group	0	0

The Table assumes stock grants equal to the Current Annual Retainer Fee of $20,000 are earned by 11 non-employee Directors in each of the ten years of the Program, and by Mr. Cooper from 2006-08, and converts to TCF Stock shares by dividing by $32.14, the closing price of TCF Stock on December 31, 2004.  The Table does not include any value for dividends, which will be paid at the regular rate paid to TCF stockholders generally, or for appreciation in the market value of TCF Stock.

TCF Financial stockholders have approved the TCF Directors Deferred Compensation Plan and Trust Agreement (the “Plan”), which allows the non-employee Directors to elect to defer, by written notice, all or a portion of their awards of stock and to defer all or part of their fees for Board service, with such fees being invested in TCF Stock.  Providing Directors with this deferral opportunity on stock awards enhances their retention of shares awarded under the Program by avoiding the forced sale of shares to cover income tax liability that would be due on non-deferred shares at the time the shares become vested.  Deferred shares are held in trust for the Director in an account, with dividends reinvested in TCF Common Stock, until such time as the Director’s service on the Board shall terminate, at which time the deferred shares that are vested are distributed to the Director in accordance with instructions provided at the time the shares were awarded or, for shares deferred in 2005 or later, in a lump sum form as a result of Code section 409A.

What is the Board’s Recommendation on Voting on This Proposal?  The Board unanimously recommends that TCF Financial stockholders vote “For” the re-approval of the Directors Stock Program.

Equity Compensation Plans Approved by Stockholders:  The following chart is provided as required under SEC regulations with information as of December 31, 2004:

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	325,864	$12.91	4,847,418

Equity compensation plans not approved by security holders	0	0	0

Total	325,864	$12.91	4,847,418

PROPOSAL 3:  ADVISORY VOTE ON TCF FINANCIAL’S APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed the firm of KPMG LLP, independent registered public accountants, to audit the financial statements of TCF Financial and its subsidiaries for the fiscal year ending December 31, 2005.

A proposal consisting of an advisory vote on the appointment of KPMG LLP will be presented to the stockholders at the Annual Meeting.  Such a vote is not required but is being solicited by TCF Financial in order to determine if the stockholders approve of KPMG LLP as TCF Financial’s independent registered public accountants.  Pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee’s appointment of KPMG LLP is not contingent upon obtaining stockholder approval.  In the event of a negative vote by stockholders, the Committee will take such vote into consideration in determining whether to continue to retain KPMG LLP.  Representatives of KPMG LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions.  The representatives will also be provided an opportunity to make a statement, if they so desire.

What is the Board’s Recommendation on Voting on This Proposal?   The Board unanimously recommends that TCF Financial stockholders vote “For” approving the appointment of KPMG LLP.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements with management; received written disclosures and the letter from our independent registered public accountants, KPMG LLP (“KPMG”), required by Independence Standards Board Standard No. l, as modified or supplemented; and discussed the independence of KPMG, with representatives of such accounting firm.  The Audit Committee also discussed with KPMG the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

Based on the review and discussions above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the TCF Financial Corporation Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the SEC.

Fees paid to our independent registered public accountant, KPMG, for the years ended December 31, 2003 and 2004 are as follows:

	2003	2004
Audit Fees (1)	$774,000	$1,001,000

Audit Related Fees (2)	$26,000	$19,200

Tax Fees (3)	$201,050	$244,100

All Other Fees	$0	$0

TOTAL	$1,001,050	$1,264,300

(1)          Includes fees for annual audit, quarterly reviews, separate opinions, statutory audits and comfort letters.

(2)          Audit Related Fees were due to employee benefit plan audits and the issuance of collateral letters.

(3)          Tax Fees related to the preparation of tax returns, consulting on executive compensation and benefits, and consultation on other corporate tax matters.

Since the passage of the Sarbanes-Oxley Act of 2002, 100% of all services provided by KPMG (including all of the services on the foregoing chart) have been pre-approved by the Audit Committee pursuant to its procedures described later in this Report.

The Audit Committee has considered all fees for non-audit services to be compatible with maintaining the accountants’ independence.

The Board of Directors has adopted a written charter for the Audit Committee, which was amended on May 17, 2004.  The amendments were made to the charter primarily to address final SEC and NYSE corporate governance rules.

Pre-approval Process.  The Audit Committee is responsible for pre-approving all audit and non-audit services.  In the event that approval is required prior to a regularly scheduled Audit Committee meeting, the Audit Committee Chairman is authorized to pre-approve audit and non-audit services, provided the aggregate fees for the services approved by the Chairman since the prior Committee approvals shall not exceed $250,000.  Any services pre-approved by the Chairman will be reported to the full Audit Committee at its next scheduled meeting.

Each member of the Audit Committee is independent, as independence is defined in Sections 303.01 (B)(2)(a) and (3) and 303A.02 and 303.07(b) of the listing standards of the NYSE.

BY THE AUDIT COMMITTEE:

George G. Johnson, Ch.	Luella G. Goldberg	Gerald A. Schwalbach
Robert E. Evans	Peter L. Scherer	Douglas A. Scovanner

ADDITIONAL INFORMATION

How Can Stockholders Submit Proposals and Nominate Directors for Next Year’s Meeting?   If you are a stockholder and you wish to have a proposal or Director nomination included in TCF Financial’s proxy statement and form of proxy for its Annual Meeting in 2006, you must submit your request in writing to the Secretary of TCF Financial no later than November 16, 2005.  We suggest that you send any such proposals by certified mail.  The Board has the right to review stockholder proposals to determine if they meet the requirements for being included in the proxy statement as established by the SEC.  Also, see TCF Financial’s Policy on Stockholder Nominations on page 2 of this proxy statement.

Proposals not included in proxy mailings may be submitted to next year’s Annual Meeting if they meet the requirements of the Bylaws of TCF Financial.  Stockholders must deliver a notice of a proposal to the Secretary of TCF Financial by the deadline.  The deadline is at least 60 days but not more than 90 days before the Annual Meeting, but if TCF Financial gives less than 70 days notice of the Annual Meeting, the deadline is ten days after the earlier of the date the notice of the Annual Meeting date was mailed or public disclosure of the Annual Meeting date was made.  Stockholders can nominate Directors at an Annual Meeting if the nomination is submitted to the Secretary of TCF Financial by the same deadline as applies to other stockholder proposals (generally, no later than 60 days before the scheduled Meeting date) and if the nomination satisfies the informational and other requirements in the Bylaws of TCF Financial as determined by the Board.  If next year’s annual meeting is held on the fourth Wednesday in April, the deadline for submission of a proposal or nomination of a Director for next year’s Annual Meeting would be on or about February 24, 2006.  TCF Financial reserves the right to vote all proxies as it determines in its discretion on any stockholder proposals or nominations, pursuant to authority provided on the proxy card.

How Can Stockholders Get Copies of TCF Financial’s Annual Report?  TCF Financial is furnishing with this proxy statement a copy of its 2004 Annual Report including financial statements.  STOCKHOLDERS MAY RECEIVE A FREE COPY OF TCF FINANCIAL’S 2004 ANNUAL REPORT ON FORM 10-K.  If you wish to receive a copy please send a written request to the Corporate Secretary of TCF Financial at the corporate address on page 1 of this proxy statement.  If you want copies of exhibits to the 2004 Annual Report on Form 10-K, a reasonable charge may be made for the expense.  You can also visit our website at www.TCFExpress.com for free access to SEC filings by clicking on “About TCF”, then clicking on “Investor Relations”, and then clicking on “SEC Filings.”

Delivery of Documents (Proxy Statements and/or Annual Reports) to Stockholders Sharing an Address (Householding).  TCF Financial has elected to combine mailings to stockholders living at the same address, as permitted under the rules of the SEC.  Consequently, only one proxy statement and one annual report are being delivered to multiple stockholders sharing an address unless TCF Financial has received contrary instructions from one or more of the stockholders.  TCF Financial will deliver promptly upon written or oral request a separate copy of its 2004 Annual Report on Form 10-K or this proxy statement to a shared address to which a single copy of the documents was delivered.  You may direct any requests for separate copies to the Corporate Secretary of TCF Financial at the corporate address on page 1 of this proxy statement.  If you reside at the same address as another stockholder and you prefer to receive your own set of the annual report and/or proxy statement in the future, you may contact the transfer agent, EquiServe Trust Company, N.A., by calling its toll-free number (800) 730-4001 or writing to them at P.O. Box 43010, Providence, RI  02940-3010.  Your request will be effective 30 days after receipt.  If you are currently receiving multiple copies of the proxy statement and annual report and prefer to receive a single set for your household, you may also contact EquiServe Trust Company, N.A., at the phone number or address above.

DIRECTORS STOCK GRANT PROGRAM

1.               PURPOSE

The purpose of the Directors Stock Grant Program (the “Program”) is to attract and retain qualified individuals to serve as directors of TCF Financial Corporation (“TCF Financial”) and its subsidiaries, and to encourage and enhance ownership of TCF Common Stock by these individuals.

2.               ADMINISTRATION

Full power to construe, interpret and administer the program is vested with a committee consisting of the non-employee directors (as defined by Rule 16b-3 of the Securities and Exchange Commission (the “SEC”) of the Board of TCF Financial (the “Committee”). In the event such directors at some time do not qualify as disinterested administrators for purposes of Rule 16b-3, if disinterested administration is then required in order for the shares of TCF Stock awarded under the Program to be exempt under Rule 16b-3, then the Board of Directors will appoint a new Committee which qualifies under the provisions of Rule 16b-3 as then in effect. The Committee shall interpret the Program, prescribe, amend and rescind rules and regulations relating thereto, and make all other determinations necessary or advisable for the administration of the Program. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Program may be made without notice of meeting of the Committee by writing signed by a majority of the Committee members.

3.               PARTICIPANTS

Participants in the Program will consist of the outside directors of TCF Financial and its subsidiaries from time to time.

4.               BENEFITS

Director restricted stock awards will consist of common shares transferred to Directors without other payment as additional compensation for their services to TCF Financial or one of its subsidiaries.

Each director of TCF Financial will periodically receive formula awards of restricted shares.  Each award will be equal in value to three (3) times the total amount of his or her annual retainer fee.  Awards will be made in January of the applicable year to all directors then eligible.  A director elected by the board between grants will receive a pro-rated award based on the number of months from the beginning of board service until the next stock award date.  Value will be determined on the basis of the Fair Market Value of TCF Stock on the day the award is made, based on the annual retainer (not including Committee chair retainer fees) in effect on that day. During the time the shares are restricted, they will not be transferable by the directors and a legend will be placed on the stock certificates to that effect. Vesting will occur over a minimum of three years, and is based on the attainment of the goal (currently 20% ROTE) set for the award by the Committee. If the goal is not achieved, no vesting occurs for that year. There is not, however, a forfeiture in years (if any) when the goal is not achieved, so that the grant is effectively extended for an additional year in such circumstances. The director must be on the board on December 31 of the year in order to receive shares vesting based on that year’s performance. If the goal is achieved, one-third of the shares will vest effective as of January 1 following the fiscal year in which the goal is achieved. Once the shares have vested, another formula award of the same number of shares is automatically made.  If some or all of the restricted shares are not vested on the basis of goals by ten (10) years after the grant date, and if the director is still with the company on that date, then any remaining restricted shares will become vested on that date.  If a director retires from service on the board of TCF Financial pursuant to board policy on director retirement in effect at that time, the restricted period will lapse and all shares will become fully vested. There is no vesting in the event of full or partial disability.

5.               DEFINITIONS

FAIR MARKET VALUE.

The term “Fair Market Value” of TCF Financial’s Common Shares at any time shall be the average of the high and low sales prices for TCF Financial’s Common Shares for the date, as reported on the New York Stock Exchange.

SUBSIDIARY

The term “subsidiary” shall mean any corporation, partnership, joint venture or business trust, fifty percent (50%) or more of the control of which is owned, directly or indirectly, by TCF Financial.

CHANGE IN CONTROL

A “Change in Control” shall be deemed to have occurred if:

(a)          any “person” as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) is or becomes the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of TCF Financial representing thirty percent (30%) or more of the combined voting power of TCF Financial’s then outstanding securities. For purposes of this clause (a), the term “beneficial owner” does not include any employee benefit plan maintained by TCF Financial that invests in TCF Financial’s voting securities; or

(b)         during any period of two (2) consecutive years (not including any period prior to April 1995) there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board or as new directors whose nomination for election by TCF Financial’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

(c)          the shareholders of TCF Financial approve a merger or consolidation of TCF Financial with any other corporation, other than a merger or consolidation which would result in the voting securities of TCF Financial outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 70% of the combined voting power of the voting securities of TCF Financial or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of TCF Financial approve a plan of complete liquidation of TCF Financial or an agreement for the sale or disposition by TCF Financial of all or substantially all TCF Financial’s assets; provided, however, that no change in control will be deemed to have occurred if such merger, consolidation, sale or disposition of assets, or liquidation is not subsequently consummated.

DISABILITY

The term “disability” for all purposes of this Program shall be determined by the Committee in such manner as the Committee deems equitable or required by the applicable laws or regulations.

RETIREMENT

The term “retirement” means a retirement under the policies of the Board of Directors of TCF Financial in effect at the time of a director’s departure from the Board.

6.               ADJUSTMENT PROVISIONS

If TCF Financial shall at any time change the number of issued Common Shares without new consideration to TCF Financial (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Program, the number of shares covered by each outstanding Benefit shall be adjusted so that the limitations, the aggregate consideration payable to TCF Financial, and the value of each such Benefit shall not be changed. The Committee shall also have the right to provide for the continuation of Benefits or for other equitable adjustments after changes in the Common Shares resulting from reorganization, sale, merger, consolidation or similar occurrence.

Notwithstanding any other provision of this Program, and without affecting the number of shares otherwise reserved or available hereunder, the Committee may authorize the issuance or assumption of the grants in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

All terms and conditions of all restricted stock awards outstanding shall be deemed satisfied and all such awards shall vest as of the date of a Change in Control.

7.               AMENDMENT AND TERMINATION OF PROGRAM

The Board of Directors of TCF Financial or the Committee may amend this Program from time to time, but not more often than once every six months, other than to comply with requirements of the Internal Revenue Code, or may terminate this Program at any time, but no action shall reduce the then existing amount of any participant’s benefit or adversely change the terms and conditions thereof without the participant’s consent. No amendment of this Program shall result in any Committee member losing his or her status as a “disinterested person” as defined in Rule 16b-3 of the Securities and Exchange Commission with respect to any employee benefit plan of TCF Financial or result in the program losing its status as a protected plan under said Rule 16b-3.  This Program shall expire ten years from the date of its most recent approval by shareholders, unless the shareholders approve renewal of this Program before it expires.

8.               SHAREHOLDER APPROVAL

This Program will be submitted to the TCF Shareholders for approval on April 27, 2005.

BELOW IS YOUR PROXY CARD.
YOUR VOTE IS IMPORTANT.

Dear Stockholder:

You are invited to attend  TCF  Financial  Corporation’s Annual Meeting of Stockholders which will be held at  the Sheraton Minneapolis West Hotel,  12201 Ridgedale Drive,  Minnetonka, Minnesota, on April 27, 2005, at 10:00 a.m. local time.

At the Annual Meeting you will be asked to elect five Directors to the Board, re-approve the Directors Stock Program, and give an advisory vote on the Audit Committee’s choice of independent registered public accountants.

Your vote is important, regardless of the number of shares you own. I urge you to vote now, even if you plan to attend the Annual Meeting.  You can also vote your shares by telephone or by Internet.  (Follow the instructions on the reverse side of this card.)  (Internet or Telephone voting costs TCF less than proxy card voting by mail, so I encourage you to consider it!)  If you prefer to vote by regular mail, please sign and date the proxy card below (reverse side) and return it in the enclosed envelope as soon as possible.  If you receive more than one proxy card, please vote each card.  You can vote in person at the Annual Meeting even if you do so now.

Sincerely,

William A. Cooper

Chairman and Chief Executive Officer

DETACH  HERE  IF  YOU  ARE  RETURNING  YOUR  PROXY  CARD  BY  MAIL
PROXY
(Revocable)
TCF FINANCIAL CORPORATION
April 27, 2005
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I* hereby appoint William A. Cooper and Gregory J. Pulles, or either of them, as proxies to vote my* shares of TCF stock at the annual Stockholders meeting to be held on April 27, 2005 (or any adjournment of that meeting) (the “Annual Meeting” or “Meeting”) as I instruct below.  I hereby revoke any proxy I previously gave for this Meeting.  If one or both proxies becomes unable to serve at the Meeting, I authorize the Board of Directors to name a substitute.  This proxy applies to all shares of TCF stock of record in my name at the close of business on March 1, 2005 (the “Record Date”).  My instructions are to vote as follows:  (1) As to the proposals on the reverse side of this card, the proxies are to follow the instructions I have marked.  If I have not marked any instructions, they are to vote “FOR ALL NOMINEES” on Proposal 1, and “FOR” Proposals 2 and 3.  (2) As to the following items (if any of them arise), the proxies will vote in their own discretion: any other business which the Board of Directors did not know, 60 days before the date of the Meeting, would be presented at the Meeting; approval of minutes of the prior annual stockholders meeting; election of any person as a director in place of a nominee who is unable to serve or who for good cause will not serve; and matters incident to the conduct of the Annual Meeting.  I can revoke this proxy after voting it (see proxy statement).

If there are shares of stock allocated to me in the TCF Employees Stock Purchase Plan (“ESPP”), I hereby instruct U.S. Bank National Association, the ESPP Trustee, to vote all of such shares at the Meeting, and any adjournment thereof, pursuant to the instructions in the preceding paragraph and on the reverse side of this card.  These ESPP share instructions are effective only if received no later than April 22, 2005.  The Advisory Committee for the ESPP will vote any shares in the ESPP for which instructions are not received by April 22, 2005.

* For joint owners, we/our is substituted for I/my throughout.

SEE REVERSE SIDE	UNLESS VOTING ELECTRONICALLY OR BY PHONE, PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND MAIL IT IN THE ENVELOPE PROVIDED	SEE REVERSE SIDE

TCF FINANCIAL CORPORATION

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/tcb.	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

Unless you indicate otherwise, all signed proxy cards received (or voted by telephone or by Internet) will be voted “FOR ALL NOMINEES” on Proposal 1, and “FOR” Proposals 2 and 3.  The Board of Directors recommends that you vote “FOR ALL NOMINEES” on Proposal 1, and “FOR” Proposals 2 and 3.

				FOR	AGAINST	ABSTAIN
1. Election of five Directors, each for a three-year term expiring in 2008.			2. Re-approval of the Directors Stock Program for ten additional years.	☐	☐	☐
Nominees:	(01) Rodney P. Burwell,	(02) William A. Cooper,
	(03) Thomas A. Cusick,	(04) Peter L. Scherer,
(05) Douglas A. Scovanner

	FOR ALL NOMINEES ☐	☐ WITHHELD FROM ALL NOMINEES	3. Advisory vote on the appointment of KPMG LLP as independent registered public accountants for 2005.	☐	☐	☐

☐
For all nominees except as noted above			MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

Note: Please sign as name appears hereon.  In case of joint owners, each owner should sign.  When signing in a fiduciary or representative capacity, please give full title as such.  Proxies executed by a corporation should be signed in full corporate name by a duly authorized officer.  For partnerships, please sign in partnership name by authorized person.

Signature:		Date:	Signature:		Date: